                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form SB-2

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                      Family Room Entertainment Corporation
                 (Name of small business issuer in its charter)


         New Mexico                                       7819                              85-0206160
 -------------------------------                ---------------------------            --------------------
 (State or other jurisdiction of                (Primary Standard Industrial           (I.R.S. Employer
 incorporation or organization)                  Classification Code Number )           Identification No.)


1041 N. Formosa Ave. Mary Pickford Bldg., Ste. 101, Los Angeles, CA.                         90046
-----------------------------------------------------------------------------------------------------------
 (Address of principal executive offices)                                                 (Zip code)


         Registrant's Address and Telephone number, including area code:

                                  George Furla
                             Chief Executive Officer
                 1041 N. Formosa Ave Mary Pickford Bldg. Ste 101
                              Los Angeles, CA 90046
                                 (323) 850-2800

            (Name, address and telephone number of Agent for Service)

                          Copies of communications to:

                              Owen Naccarato, Esq.
                             Naccarato & Associates
                           19600 Fairchild, Suite 260
                            Irvine, California 92612
                                 (949) 851-9261

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the
   -----------
Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under
                                                             -----------
the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under
                                                             -----------
the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
                                                                 --------
the following box. [ ]

CALCULATION OF REGISTRATION FEE

--------------------------- --------------- -------------- -------------- ------------ -------------- ---------------
Title of each class of      Amount to be    Proposed       Proposed       Exercise     Proceeds to    Amount of
securities to be            registered      maximum        maximum        price per    the Company    registration
registered                                  offering       aggregate      share (1)                   fee
                                            price per      offering
                                            share (1)      price
--------------------------- --------------- -------------- -------------- ------------ -------------- ---------------
Common  Shares, par value
$.001 underlying secured    16,333,333 (2)      $.12       $2,000,000                                 $  161.80
convertible debenture

Shares underlying warrants
                            2,500,000 (3)                                 $3.00        $7,500,000     $  606.75
                              750,000 (3)                                 $0.35        $ 262,500      $   21.24

--------------------------- --------------- -------------- -------------- ------------ -------------- ---------------

Restricted Common Shares    2,000.000 (4)      $.12         $  262,500                                $  19.42
par value $.001


--------------------------- --------------- -------------- -------------- ------------ -------------- ---------------




--------------------------- --------------- -------------- -------------- ------------ -------------- ---------------

Total Registration Fee                                                                                $809.2


--------------------------- --------------- -------------- -------------- ------------ -------------- ---------------

(1)  Estimated solely for the purpose of determining the registration fee.
(2) Common stock issuable upon conversion of an aggregate of $500,000 in convertible debentures issued in connection with a January 10, 2003 financing.
(3) Common stock issuable upon the conversion of warrants issued in connection with the January 10, 2003 convertible note.
(4)  Restricted Common stock issued with registration rights.



                              ---------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

 PROSPECTUS
March 11, 2003

                     Family Room Entertainment Corporation.

                        21,916,666 Shares of Common Stock


     o The 21,916,666 shares of Common Stock offered by this Prospectus are being offered for resale by the stockholders listed in the section of this Prospectus called "Selling Security Holders".

     o Our Common Stock is traded on the OTC Bulletin Board under the symbol "FMLY".

     o March 7, 2003 the closing bid price of our Common Stock on the OTC Bulletin Board was $.12

     o Investors should not purchase these shares unless they can afford to lose their entire investment.

     o Selling shareholders will sell at prices they fix or negotiate and the selling shareholder will receive all proceeds from the sale.



--------------------------------------------------------------------------------

This investment involves a high degree of risk. See the "Risk Factors" beginning on page 6 of this Prospectus.

--------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                Table of Contents


------------------------------------------------------------------------------------ ----------
                                             Section Title                           Page
                                                                                      No.
------------------------------------------------------------------------------------ ----------
Summary of Information in the Prospectus                                               5
------------------------------------------------------------------------------------ ----------
Risk Factors                                                                           7
------------------------------------------------------------------------------------ ----------
Dividend Policy                                                                       10
------------------------------------------------------------------------------------ ----------
Dilution                                                                              11
------------------------------------------------------------------------------------ ----------
Use of Proceeds                                                                       12
------------------------------------------------------------------------------------ ----------
Market for Common Equity and Related Stockholder Matters                              13
------------------------------------------------------------------------------------ ----------
Management's Discussion and Analysis or Plan of Operations                            15
------------------------------------------------------------------------------------ ----------
Our Business                                                                          19
------------------------------------------------------------------------------------ ----------
Management                                                                            33
------------------------------------------------------------------------------------ ----------
Executive Compensation                                                                34
------------------------------------------------------------------------------------ ----------
Security Ownership of Certain Beneficial Owners and Management                        35
------------------------------------------------------------------------------------ ----------
Certain Relationships and Related Transactions                                        36
------------------------------------------------------------------------------------ ----------
Description of Securities                                                             37
------------------------------------------------------------------------------------ ----------
Selling Stockholders                                                                  37
------------------------------------------------------------------------------------ ----------
Plan of Distribution                                                                  39
------------------------------------------------------------------------------------ ----------
Legal Proceedings                                                                     40
------------------------------------------------------------------------------------ ----------
Experts                                                                               41
------------------------------------------------------------------------------------ ----------
Legal Matters                                                                         41
------------------------------------------------------------------------------------ ----------
Other Available Information                                                           41
------------------------------------------------------------------------------------ ----------
Financial Statements                                                                  F-1
------------------------------------------------------------------------------------ ----------
Indemnification                                                                       42
------------------------------------------------------------------------------------ ----------

                               PROSPECTUS SUMMARY

This summary contains all material terms of the offering. To understand this offering fully, you should read the entire document carefully. Please pay particular attention to the section entitled "RISK FACTORS" and the section entitled "FINANCIAL STATEMENTS".

Unless otherwise indicated, this Prospectus assumes that any of our outstanding options or warrants have not been exercised into shares of our Common Stock.

                      FAMILY ROOM ENTERTAINMENT CORPORATION

Family Room Entertainment Corp. is engaged in key aspects of motion picture entertainment, including production, production services, finance and distribution. The Company develops, produces and performs production-related services for the entertainment industry mainly through three wholly owned subsidiaries: Emmett/Furla Films Productions Corp. (EFFP), a motion picture development, production and production-related service entity that primarily develops, produces and provides production-related services for motion pictures intended for worldwide theatrical release; Emmett Furla Films Distribution LLC
(EFFD), which was set up to oversee and arrange world wide distribution of FMLY's entertainment projects and properties, and E F F Independent, Inc.(
EFFI)., which was setup primarily to develop and produce action adventure and family-oriented motion pictures for television and home video distribution, as well as episodic television and Internet programming. In addition, EFFP's subsidiary, Good Entertainment Service, Inc., is a production servicing company.

Additioanally, FMLY's subsidiaries Family Room Live Entertainment, Inc (FRLE) and Spotlight One LLC arrange for live performances and home entertainment for the film industry.

EFFI has two wholly owned subsidiaries, Family Room Entertainment Music Publishing Corp., and Emmett/Furla Films Music Publishing Com., which oversee FMLY's, EFFI's, EFFP's and their subsidiaries' music publishing (ancillary rights associated with the creation of original music for motion pictures, live entertainment and home entertainment).

The Company's feature film division, Emmett/Furla Films Productions Corp., develops and produces low- to medium-budget films. FMLY's low- to medium-budget films have had production budgets ranging from less than $1 million to $10 million, although FMLY, from time to time, may produce and release films having higher or much higher budgets. The Company's low-budget films are primarily targeted for direct distribution to the television and home video markets and its medium-budget films are generally targeted for initial theatrical release. FMLY generally retains distribution rights, when available, through Emmett/Furla Films Distribution, LLC. The Company's films generally are distributed by third-party licensees domestically and by third-party sales agents internationally.

THE OFFERING

Securities                 Offered 21,916,666 Selling Security Holder
                           Shares (see "Selling Shareholders" page __) of which are authorized and none of these shares have previously been issued as restricted stock.

Common Stock Outstanding:  Prior to the Offering   24,187,536    Shares as of
                                                                 March 7, 2003
                           After the Offering      46,104,202    Shares

Offering Price             The selling shareholders can sell the shares at any
                           price.

Use of Proceeds This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares by the selling shareholders. However, we will receive proceeds upon the exercise of any warrants that may be exercised by the selling shareholders. These funds will be used for ongoing operations.

Market for our Common Stock: Our Common Stock trades on the Over-the Counter Bulletin Board, also called OTCBB, under the trading symbol "FMLY". The market for our Common Stock is highly volatile. We can provide no assurance that there will be a market in the future for our Common Stock.

                                  RISK FACTORS

AN INVESTMENT IN SHARES OF FMLY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING INFORMATION WHICH SUMMARIZES ALL MATERIAL RISKS, TOGETHER WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE YOU DECIDE TO BUY FMLY'S COMMON STOCK. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, FMLY'S BUSINESS WOULD LIKELY SUFFER. IN THESE CIRCUMSTANCES, THE MARKET PRICE OF FMLY'S COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.


RISKS RELATING TO OUR BUSINESS:
-------------------------------

OUR SUCCESS DEPENDS ON THE UNPREDICTABLE COMMERCIAL SUCCESS OF THE FILMS WE PRODUCE

         Operating in the feature film industry involves a substantial degree of risk. Each feature film is an individual artistic work, and unpredictable audience reactions primarily determine commercial success. The commercial success of feature film also depends upon the quality and acceptance of other competing programs or feature films released into the marketplace at or near the same time, critical reviews, the availability of alternative forms of entertainment and leisure activities, general economic conditions and other tangible and intangible factors, all of which are subject to change and cannot be predicted with certainty. Our success will depend on the experience and judgment of our management to select and develop new investment and production opportunities.

THE PRODUCTION, COMPLETION AND DISTRIBUTION OF FEATURE FILMS REQUIRE A SIGNIFICANT AMOUNT OF CAPITAL.

         Although we intend to continue to reduce the risks of our financial involvement in the production costs of our productions through financial assistance from distributors there can be no assurance that we will continue to successfully implement such arrangements or that we would not be subject to substantial financial risks relating to the production, completion and release of future television programs and feature films. In addition, a significant amount of time may elapse between our expenditure of funds and the receipt of revenues from our television programs or feature films.

BUDGET OVERRUNS MAY ADVERSELY AFFECT OUR BUSINESS.

Actual motion picture costs may exceed their budget, sometimes significantly. Risks such as labor disputes, death or disability of star performers, rapid high technology changes relating to special effects or other aspects of production, shortages of necessary equipment, damage to film negatives, master tapes and recordings or adverse weather conditions may cause cost overruns and delay or frustrate completion of a production. If a film incurs substantial budget overruns, we may have to seek additional financing from outside sources to complete production of a television program or motion picture. No assurance can be given as to the availability of such financing on terms acceptable to us. In addition, if a film incurs substantial budget overruns, there can be no assurance that such costs will be recouped, which could have a significant impact on our business, results of operations or financial condition.

DISTRIBUTORS' FAILURE TO PROMOTE OUR FILMS MAY ADVERSELY AFFECT OUR BUSINESS.

Decisions regarding the timing of release and promotional support of our feature films are important in determining the success of a feature film. As with most production companies, for our product distributed by others we do not control the timing and manner in which our distributors distribute our feature films. Although our distributors have a financial interest in the success of any such feature film, any decision by our distributors not to distribute or promote one of our feature films or to promote competitors' feature films to a greater extent than it promotes ours could have a material adverse affect on our business, results of operations or financial condition.

REQUIRED ESTIMATES AND ASSUMPTIONS IN REPORTING OUR FILM OPERATING RESULTS MAY DIFFER FROM ACTUAL RESULTS.

We generate a majority of our future revenue from the development and production of feature films. Our future revenues will depend upon the timing and the level of market acceptance of our feature films, as well as upon the cost to produce, distribute and promote these feature films. The revenues derived from the production of a feature film depend primarily on the feature film's acceptance by the public, which cannot be predicted and do not necessarily bear a direct correlation to the production costs incurred. The commercial success of a feature film also depends upon promotion and marketing and certain other factors. Accordingly, our revenues are, and will continue to be, extremely difficult to forecast.

         Our Operating Results May Fluctuate Significantly. We expect that our future operating results will fluctuate significantly as a result of, among other factors:

          - the timing of domestic and international releases of current and future feature films we produce;

          -    the success of our feature films;

          - the timing of the release of related products into their respective markets;

          -    the costs to distribute and promote the feature films;

          -    the success of our distributors in marketing our feature films;

          - the timing of receipt of proceeds generated by the feature films from distributors;

          - the introduction of new feature films by our current and future competitors;

          - the timing and magnitude of operating expenses and capital expenditures;

          - the level of unreimbursed production costs in excess of budgeted maximum amounts;

          - the timing of the recognition of advertising costs for accounting purposes under SoP 00-2; and

          - general economic conditions, including continued slowdown in advertiser spending.

         As a result, we believe that our results of operations may fluctuate significantly, and it is possible that our operating results could be below the expectations of equity research analysts and investors.

REVENUES AND COSTS RECOGNIZED IN CERTAIN PERIODS MAY BE OVERSTATED OR UNDERSTATED DUE TO ESTIMATES INHERENT IN THE APPLICATION OF ENTERTAINMENT ACCOUNTING POLICIES.

 In preparing our financial statements in accordance with Generally Accepted Accounting Principles, we follow the guidance issued by the American Institute of Certified Public Accountants for Accounting by Producers or Distributors of Films contained in Statement of Position 00-2 ("SoP 00-2"). Under SoP 00-2, we recognize revenue on films at the later of the following dates: when films are delivered, or access to the film is available to the customer; when the license period begins; and when the film is unconditionally available to the customers. In addition, the fee must be determinable and collection must be reasonably assured. As a result, our expected cash flows may not necessarily relate to the revenue recognized in a given period. We capitalize costs of producing and developing films and television programs. Capitalized costs include costs of film rights and screenplays, direct costs of production, interest and production overhead. We amortize those costs using the individual film-forecast method, which involves estimating ultimate revenues of each film. We revise our ultimate revenue estimates on a quarterly basis. The cost of film prints is deferred and charged to expense on a straight-line basis over the period of theatrical release. We also estimate participation and residual costs each period, which may vary from the actual paid participation and residual costs. We assess the valuation of our films on a quarterly basis. When events or changes in circumstances indicate that the fair value of a film is less than its unamortized film costs, we write down the film to fair value. Fair value of a film is determined using the discounted cash flow approach based on our estimate of the most likely cash flows and an appropriate discount rate. As a result of uncertainties in these estimation processes, actual results may vary from the estimates.


RISKS RELATING TO OUR STOCK:

THE ISSUANCE OF THE SHARES IN THIS OFFERING, PLUS THE EXISTING OUTSTANDING CONVERTIBLE NOTES, WILL RESULT IN DILUTION.

There are a large number of shares underlying the convertible note and warrants in this offering that may be available for future sale and the sale of these shares may depress the market price of our common stock and may cause substantial dilution to our existing stockholders.

The number of shares of common stock issuable upon conversion of the convertible note in this offering may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock. The issuance of shares upon conversion of the convertible notes and debentures and exercise of outstanding warrants will also cause immediate and substantial dilution to our existing stockholders and may make it difficult to obtain additional capital.

The following gives examples of the number of shares that would be issued if the debentures in this offering were converted at one time at prices representing 70%, 50%, and 25% of the current market price (assuming a market price of $0.12): As of March 5, 2003, we had 24,187,536 shares of common stock outstanding.


          o    70% of current stock price:

               FMLY's stock converted at 70% of current stock price would result in a debenture conversion rate of $.084 cents. To convert the $500,000 of convertible debentures would require 5,952,381 shares of FMLY's common stock, or 24.6% of FMLY's current outstanding shares.

          o    50% of current stock price:

               FMLY's stock converted at 50% of current stock price would result in a debenture conversion rate of $.06 cents. To convert the $500,000 of convertible debentures would require 83,333,333 shares of FMLY's common stock, or 34.4% of FMLY's current outstanding shares.

          o    25% of current stock price

               FMLY's stock converted at 25% of current stock price would result in a debenture conversion rate of $.03 cents. To convert the $500,000 of convertible debentures would require 16,666,667 shares of FMLY's common stock, or 68.9% of FMLY's current outstanding shares.



SHORT SELLING COMMON STOCK BY WARRANT AND DEBENTURE HOLDERS MAY DRIVE DOWN THE MARKET PRICE OF OUR STOCK.

The warrant and debenture holder may sell shares of FMLY's common stock on the market before exercising the warrant or converting the debenture. The stock is usually offered at or below market since the warrant and debenture holders receive stock at a discount to market. Once the sale is completed the holders exercise or convert a like dollar amount of shares. If the stock sale lowered the market price, upon exercise or conversion, the holders would receive a greater number of shares then they would have absent the short sale. This pattern may result in the spiraling down of our stock's market price.

FMLY'S COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

Our shares of Common Stock are "penny stocks" as defined in the Exchange Act, which are traded in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Included in this document are the following:

     o The bid and offer price quotes for the penny stock, and the number of shares to which the quoted prices apply.
     o    The brokerage firm's compensation for the trade.
     o The compensation received by the brokerages firm's salesperson for the trade.

In addition, the brokerage firm must send the investor:

     o Monthly account statement that gives an estimate of the value of each penny stock in your account.
     o    A written statement of your financial situation and investment goals.

Legal remedies which may be available to you are as follows:

     o If penny stocks are sold to you in violation of your rights listed above, or other federal or state securities laws, you may be able to cancel your purchase and get your money back.
     o If the stocks are sold in a fraudulent manner, you may be able to sue the persons and firms that caused the fraud for damages.
     o If you have signed an arbitration agreement, however, you may have to pursue your claim through arbitration.

If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission's rules may limit the number of potential purchasers of the shares of the Common Stock.

RESALE RESTRICTIONS ON TRANSFERRING "PENNY STOCKS" ARE SOMETIMES IMPOSED BY SOME STATES, WHICH MAY MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

Various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for "penny stocks", which makes selling them more difficult.

FMLYS ABSENCE OF DIVIDENDS OR THE ABILITY TO PAY THEM PLACES A LIMITATION ON ANY INVESTORS RETURN.

FMLY anticipates that for the foreseeable future, earnings will be retained for the development of its business. Accordingly, FMLY does not anticipate paying dividends on the common stock in the foreseeable future. The payment of future dividends will be at the sole discretion of FMLY's Board of Directors and will depend on the Company's general business condition.

DILUTION

Assuming there was no change in the net tangible book value (net tangible book value means total assets (exclusive of copyrights, patents, goodwill, research and development costs and similar intangible items) minus total liabilities) of FMLY after December 31, 2002 and taking into consideration $410,000 net proceeds received from the sale of debentures our adjusted net tangible book value as determined after the receipt of net proceeds from such maximum offering amount, totaling $1,168,322 will be $0.05 per share of common stock. This represents an immediate increase in our net tangible book value of $0.02 per share of Common Stock to the Existing Stockholders, and an immediate dilution of $0.01 per share to the investors purchasing shares of common stock in this offering (the "New Stockholders").

The following table illustrates this per share dilution at December 31, 2002:

Offering Price per share of Common Stock...................................................  $ 0.06

Adjusted net tangible book value (deficit) per share of
Common Stock at December 31, 2002
Before this Offering.......................................................................  $ 0.035

Increase attributable to the Offering......................................................  $ 0.019

Adjusted net tangible book value (deficit)
per share of Common Stock
After this Offering........................................................................  $ 0.054

Dilution in adjusted net tangible book
Value per share of Common Stock
to New Stockholders........................................................................  $ 0.006

In addition, further dilution could occur in the future due to any contracts we may enter into with third party entities for consulting or other services should any additional Common Stock shares be issued for those consulting or other services.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
--------------------------------------------

This Prospectus contains certain forward-looking statements, which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, this prospectus also contains forward-looking statements about our future. Forward-looking statements include statements about our:

Plans, Objectives, Goals, Strategies, Expectations for the future, Future performance and events, Underlying assumptions for all of the above and Other statements which are not statements of historical facts.

These forward-looking statements involve risks and uncertainties, which could cause our actual results to materially differ from our forward-looking statements. We make these forward-looking statements based on our analysis of internal and external historical trends, but there can be no assurance that we will achieve the results set forth in these forward-looking statements. Our forward-looking statements are expressed in good faith and we believe that there is a reasonable basis for us to make them.

In addition to other factors discussed in this prospectus, the following are important factors that could cause our actual results to materially differ from our forward-looking statements:

-  Our ability to respond to changes in the marketplace
-  Competitive factors
- The availability of financing on terms and conditions acceptable to us - The availability of personnel with the appropriate technical skills

We have no obligation to update or revise these forward-looking statements to reflect future events.


USE OF PROCEEDS
---------------

FMLY will not receive any of the proceeds from the sale of the shares of Common Stock offered by the selling shareholders under this prospectus. There are warrants being issued with the current funding. If these Warrants were exercised FMLY would receive aggregate gross proceeds of approximately $7,762,500.

The proceeds, if any, that FMLY receives from the exercise of warrants will be used for working capital in support of the growing business.

The foregoing represents FMLY's current best estimate of our use of the proceeds derived from the exercise of the warrants to purchase the shares of Common Stock offered in this prospectus, if any, based upon our present plans, the state of our business operations and current conditions in the industry in which we operate. FMLY reserves the right to change the use of the proceeds if unanticipated developments in our business, business opportunities, or changes in economic, regulatory or competitive conditions, make shifts in the allocations of proceeds necessary or desirable.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
--------------------------------------------------------

         Our common stock trades on the Over-the Counter Bulletin Board, also called the OTCBB, under the trading symbol "FMLY". The following table set forth the quarterly high and low bid prices per share for our common stock. The bid prices reflect inter-dealer prices, without retail markup, markdown, or commission and may not represent actual transactions.

                              HIGH              LOW
                              BID                BID

Fiscal 2000
-----------
September 30, 1999            $0.17             $0.10
December 31, 1999             $0.12             $0.10
March 31, 2000                $0.12             $0.18
June 30, 2000                 $1.50             $1.50 (reflects ten to one
                                                       reverse split)

Fiscal 2001
-----------
September 30, 2000            $2.25             $1.12
December 31, 2000             $3.12             $1.37
March 31, 2001                $1.87             $0.43
June 30, 2001                 $1.57             $0.60

Fiscal 2002
-----------
September 30, 2001            $1.05             $0.45
December 31, 2001             $0.75             $0.30
March 31, 2002                $0.56             $0.25
June 30, 2002                 $0.51             $0.25

Fiscal 2003
-----------
September 30, 2002            $0.54             $0.35
December 31, 2002             $0.50             $0.23
March 7, 2003                 $0.29             $0.09

To date, the FMLY has not declared or paid dividends on its common stock.

           As of December 31, 2002, there were approximately 1,116 shareholders of record of the FMLY's Common Stock.

RECENT SALES OF UNREGISTERED SECURITIES
---------------------------------------

         During March through April, 2000, the FMLY issued 5,160,000 restricted shares of the FMLY's common stock to various investors pursuant to the exemption to registration provided under Rule 506 of Regulation D of the Securities Act of 1933, as amended. These shares were sold at $.50 per share (sale price was arbitrarily set by the FMLY's management). The FMLY received gross proceeds of $2,580,000 from the offering.

Transfer Agent and Registrar

         FMLY's transfer agent is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas, 75034.

                          SUMMARY FINANCIAL INFORMATION

The summary historical financial data should be read in conjunction with the financial statements (and notes thereto) of our Company and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                   Year ended June 30               Six Months Ended December 31
                                                 2002            2001                  2002             2001
                                            -----------------------------          -----------------------------
                                                    (Audited)                              (Unaudited)
Total Revenue                               $    816,142    $  6,203,539           $   717,500     $    688,504
Total Operating Costs                          2,742,877       5,516,565               515,034          458,645
                                            -----------------------------          -----------------------------
Gross Margin                                   (1,962,735)       924,183               202,466          229,645
Selling General and Administrative              1,776,771        646,535               299,367          405,617

Benefit (provision) for Income Taxes                6,500         (6,500)                    -          (15,156)
Other income (expenses), net                     (521,012)      (206,800)               (3,003)         215,517
                                            -----------------------------          -----------------------------
Net Loss                                    $  (4,218,018)  $    (64,348)          $   (99,904)    $     39,759
                                            =============================          =============================

Weighted average Common
        Shares outstanding                     18,638,884     18,245,487            21,260,487       18,260,487
                                            ============================           ============================

Net income (loss) per share                 $       (0.23)  $       0.00           $      0.00     $       0.00
                                            ============================           ============================

Total Assets                                $   2,021,291   $  4,890,637           $ 1,902,784     $  5,113,656
Total Liabilities                           $   1,235,900   $    547,388           $ 1,144,462     $    734,677
Shareholders' equity                        $     785,391   $  4,343,249           $   758,320     $  5,113,656

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of Operation
-----------------

The short-term objectives of the FMLY are the following:

     1. To provide production related services in connection with and to produce genre specific moderate cost movies in the $1 to $25+ million range

The Company's long-term objectives are as follows

     1. To build a library of film rights and assets from which FMLY can earn revenue from.
     2. To continue to produce films and provide production services in connection with motion pictures looking to containing high profile talent for wider worldwide audiences..
     3.   To produce films with Major and/or Mini-major studios.


         FMLY has financed operations through the sale of common stock and through financing from financial institutions. In the near term, it is anticipated that FMLY film financing will be entirely through outside sources to sustain our operations. In fiscal year 2000 we raised approximately $1,374,000 in the third quarter ending March 31, 2000 and $1,200,000 in the fourth quarter June 30, 2000 from a private placement of our common stock to qualified investors and current major shareholders. For the fiscal year 2001, FMLY obtained approximating $600,000 in the aggregate in debt financing from outside funding. Of this, $250,000 of debt has been retired.

         FMLY'S capital requirements will depend on numerous factors, including the profitability of our film projects and our ability to control costs. We believe that our current assets will be sufficient to meet our operating expenses and capital expenditures to the successful commercialization of our existing and future film projects. However, we cannot predict when and if any additional capital contributions may be needed and we may need to seek one or more substantial new investors. New investors could cause substantial dilution to existing stockholders.

RESULTS OF OPERATIONS
---------------------

GENERAL
-------

The Company's revenues were derived primarily from the production of or acquisition of and distribution of rights of theatrical filmed entertainment in films, both theatrically and cable, television, video and other ancillary markets, in addition the Company provides production services and packages motion picture projects in conjunction with third party producers and/or studios.

The Company generally finances all or a substantial portion of the budgeted production costs of the films it produces through advances obtained from distributors, investors, and/or borrowings secured usually by domestic and internationally (foreign) licenses.

The Company has adopted the American Institute of Certified Pubic Accountant's Recently issued Statement of Position ("SOP") 00-002 Accounting by Producers and Distributors of films, including changes in revenue recognition and accounting For advertising, development and overhead costs. See Note 1 to the Consolidated Financial Statements contained in the Annual Report on Form 10KSB of Family Room Entertainment Corporation (the "Company") for the year ended June 30, 2002, which is incorporated herein by reference.

RESULTS OF OPERATIONS
---------------------

THREE MONTHS ENDED DECEMBER 31, 2002 VS. THREE MONTHS ENDED DECEMBER 31, 2001
-----------------------------------------------------------------------------

The Company's operating revenue for the three months ended December 31, 2002 was $331,750 as compared to $368,904 for the same period ended December 31,2001, for a decrease of $37,154. The decrease was due to normal fluctuations in revenue from film projects.

Costs relating to the operating revenues were $220,952 for the three months ending December 31, 2002 as compared to $208,555 for the same period ending December 31, 2001. These costs mainly represent film amortization and write off of film costs for the respective time period and these costs fluctuate significantly based on the completion of projects and based upon determinations of projects that management believes should be written off (See Note 4 to the unaudited consolidated condensed financial statements).

The Company's gross profit for the three month period ending December 31, 2002 was $220,952 as compared to $208,555 for the same period ending December 31, 2001. The increase in gross profit is directly related to the variations in film revenue and film cost amortization in the three months ended December 31, 2002.

Selling, general and administrative expenses were $153,292 for the three months ended December 31, 2002 compared to $221,505 for the same period ended December 31, 2001. This decrease in selling, general and administrative expenses is attributable to a reduction in corporate and production staffing and a decrease in office space that resulted in decreased rent.

The change in other income (expense) for the three months ended December 31,2002 was the result of no interest income in 2002 as compared to interest income of $51,157 for the three months ended December 31, 2001. The decrease in interest income was a direct result of having no notes receivable related to the financing of film productions in 2002. Interest expense for the current period was $918 as compared to $2,500 for the period ended December 31, 2001 and varied based on note balances.

The Company reported a net loss of $(43,412) for the three months ended December 31, 2002 as compared to a net income $8,872 for the period ended December 31, 2001.

SIX MONTHS ENDED DECEMBER 31, 2002 VS. SIX MONTHS ENDED DECEMBER 31, 2001
-------------------------------------------------------------------------

The Company's operating revenue for the six months ended December 31, 2002 was $717,500 as compared to $688,504 for the same period ended December 31, 2001, for a increase of $22,025. The increase was mainly attributed to producer fees generated from the "Out For A Kill" project.

Costs relating to the operating revenues were $515,034 for the Six months ending December 31, 2002 as compared to $458,645 for the same period ending December 31, 2001. These costs mainly represent film amortization and write off of film costs for the respective time period (See Note 4 to the unaudited consolidated condensed financial statements).

The Company's gross profit for the six month period ending December 31, 2002 was $202,466 as compared to $229,859 for the same period ending December 31, 2001. The decrease in gross profit is mainly directly related to the increase in film revenue described above.

Selling, general and administrative expenses were $299,367 for the six months ended December 31, 2002 compared to $405,617 for the same period ended December 31, 2001. This decrease in selling, general and administrative expenses is attributable to a reduction in corporate and production staffing and a decrease in office space that resulted in decreased rent.

Other income (expense) for the six months ended December 31,2002 was primarily the result of no interest income in 2002 as compared to interest income of $215,517 for the period ending December 31, 2001. The decrease in interest income was a direct result of having no notes receivable for financing of film productions. Interest expense for the current period was $3,303 as compared to $2,500 for the period ended December 31, 2001. This increase in interest was due to increased notes payable at December 31, 2002.

The Company reported a net loss of $(99,904) for the six months ended December 31, 2002 as compared to a net income $28,230 for the period ended December 31, 2001.

SUBSEQUENT EVENTS
-----------------

Subsequent to December 31, 2002, the Company had certain significant transactions and events as follows:

The Company's bank line of credit facility with a balance of $322,936 was converted into a five year term loan with monthly payments and interest at 2% over prime.

On January 23, 2003, The Company issued a $500,000 one year convertible note, bearing interest at 8% per year, to Alpha Capital Aktiengesellschaft. The conversion price per share will be the lower of (i) $0.30 or (ii) sixty-five percent (65%) of the average of the three lowest closing bid prices over the thirty trading days preceding the conversion date.

In January 2003, the director of the movie Good Advice claimed that Good Advice, Inc., a subsidiary of the Company, owes him an additional $50,000 in directors fees and has requested an arbitration with the Directors Guild of America. An arbitration date has not been set; however, the Company feels that the claim is without merit.

LIQUIDITY AND CAPITAL RESOURCES
-------------------------------

Net cash provided by operating activities for the six months ended December 31, 2002 amounted to $6,136, which mainly consists of the six months net loss of $99,904, offset mainly by the amortization of film costs of $507,852.

Net cash used by investing activities for the six months ending December 31, 2002 amounted to $5,535, which consisted of a purchase of office furniture and office software. Financing activities net used cash of $15,797, consisting of a payment on the revolving line of credit of $175,000, offset by loans from shareholders of $95,703 and proceeds from sale of common stock of $63,500.

CAPITAL EXPENDITURES COMMITMENTS
--------------------------------

In its normal course of business as a film entertainment producer, production services and distributor, the Company makes contractual commitments to acquire film rights and payment for options to purchase properties. These contractual obligations and option payments, if any, can range from $1,000 to $250,000. At December 31, 2002 the Company has outstanding commitments of approximately $250,000.

YEAR ENDED JUNE 30, 2002 COMPARED TO YEAR ENDED JUNE 30, 2001
-------------------------------------------------------------

          During the year ended June 30, 2002 FMLY generated revenue of $816,142 as compared to $6,440,748 for the year ended June 30, 2001. The significant decrease in our fiscal year 2002 revenues was mainly a direct result of not having the single major film project (Good Advice) with the revenues of $4,500,000 that was received in fiscal 2001. FMLY did not engage in any large film project during fiscal 2002 as it mainly engaged in development of multiple projects that would , in the long-term, give FMLY a steady flow film or production fee revenues. $500,000 of FMLY's film revenue in 2002 was derived from producer film projects in motion pictures produced by other companies for domestic theatrical, home video, cable and foreign markets. The remaining fiscal 2002 revenue was generated from producer fees of $289,350 and production and rechargeable overhead fees of $26,792, and Producer and rechargeable overhead fees of $ 1,703,539.

         FMLYs operating costs for the year ended June 30, 2002 were $2,742,877 as compared to $5,516,565 for the year ended June 30, 2001. FMLY's operating costs consist solely of film cost amortization and write offs. Film cost amortization and write-offs in fiscal 2002 were mostly from amortized film costs of released films of $ 1,881,508 and the write off of certain in-production, development or pre-production projects that we believed were of no future value of $861,369 as compared to amortized films costs of released films of $ 5,148,187 and write off of certain development or pre-production projects we believed had no furthur value of $ 717,737 for fiscal 2001.

         FMLY's gross profit (loss) for fiscal year 2002 was ($1,926,735) as compared to gross profit of $924,183 for fiscal year 2001. The decrease in our gross profit was a direct result of reduction in film revenues and fees and write off of certain development and pre-production projects.

         FMLY's selling, general administrative expenses for fiscal year 2002 was $ 1,809,538 as compared to $646,535 for fiscal 2001. Our costs for fiscal 2002 consisted primarily of salaries and benefits of $302,681, rent and occupancy costs of $81,024, general advertising and promotion costs of $97,283, a one time charge (cost) for stock option expense of $ 376,695, entertainment and travel of $26,641, loss on sale of marketable securities of $ 679,136 communications costs of $68,819, messenger and freight costs of $13,294, and other general and administrative costs of $ 131,188, as compared to costs for fiscal 2001 consisting of salaries and benefits of $266,84, rent and occupancy cost of $77,041, general advertising and promotion of $144,887, entertainment and travel of $35,407, communications costs of $75,358, messenger and freight costs of $13,082, a reversal of the provision for doubtful accounts of $180,000, and other general and administrative costs of $ 213,876.

LIQUIDITY AND CAPITAL RESOURCES:
-------------------------------

         Net cash used in operating activities in fiscal 2002 amounted to $1,955,080 as compared to $50,752 for fiscal 2001. The use of cash for fiscal year 2002 is mainly attributable to a net loss of $4,218,018 plus film costs of $1,682,797 offset by stock options of $ 535,160, film amortization write offs of $2,742,877, loss on marketable equity securities of $679,136 plus miscellaneous amounting to $ 11,438.

         Net cash provided in investing activities for fiscal year 2002 amounted to $932,925 as compared to net cash used in investing of $473,155 in fiscal year 2001 for a net change of $1,406,080. This difference is attributable to proceeds of sale of marketable equity securities of $275,039, collections of notes receivable of $675,000 plus reduction in notes receivable of $450,000.

         Financing activities provided net cash of $717,384 in fiscal 2002 compared with financing activities used net cash of $34,237 in fiscal year 2001. The increase in fiscal 2002 was attributable mainly to notes and revolving lines of credit plus the sale of common stock...

         There is no expected or planned sale of significant equipment by the company. FMLY's work force is expected to remain at the same level over the next twelve months.

                                  OUR BUSINESS


General Business Development
----------------------------

         Family Room Entertainment Corporation (the "Company"(FMLY)), is a New Mexico corporation originally organized and incorporated in 1969 as Cobb Resources Corporation. We are located in Los Angeles, California, and are engaged in key aspects of motion picture entertainment, including production, production services, finance and distribution.

Restructuring Transaction
-------------------------

         Prior to February 3, 2000, we were engaged in copper mining and oil and gas exploration and marketable equity securities trading. Effective February 3, 2000, three individuals and certain entities under their control (collectively referred to as the "Investors") acquired 88% of our common stock through a series of transactions as follows:

         The three individuals each acquired 666,666 shares (approximately 7.8% individually and 23.4% in the aggregate of our common stock from our most significant stockholder (the "Stockholder").

         We sold substantially all of our existing assets, including mineral interests, cash, marketable equity securities and other assets, to the Stockholder in exchange for 2,000,000 shares of our common stock (that were placed in treasury) and the Stockholder's assumption of all of our known and unknown liabilities, fixed and contingent, that had accrued up to February 3, 2000. The aggregate purchase price paid by the Stockholder in connection with this transaction was approximately $338,000. As a result of this transaction, we discontinued all current operations in which the FMLY was engaged.

         We enacted a ten for one reverse stock split that was effective for stockholders of record on February 17, 2000.

Asset Purchase
--------------

         Concurrent with the Restructuring Transaction described above, we acquired interests in certain film projects (the "Asset Purchase") in exchange for 12,407,000 post-split shares of our common stock. The interests in the film projects acquired during the Asset Purchase were collectively valued at $ 1,912,000 based upon independent appraisal.

Name and Symbol Change
----------------------

         Effective May 22, 2000, COBB Resources Corporation's name was changed to Family Room Entertainment Corporation, and its corresponding OTC:BB trading symbol "COBB" was changed to "FMLY".

Entertainment Motion Picture Industry Overview
----------------------------------------------

     FMLY discontinued all activities in Mining, Oil and Gas as a result of the restructure and is now in the entertainment industry. FMLY develops, produces and performs production related services for the entertainment industry mainly through the following three wholly-owned subsidiaries: (1) Emmett/Furla Films Productions Corporation. ( "EFFP"), a California Corporation, is a Motion Picture Development, Production, and Production Related Service entity that primarily develops, produces and provides production related services for motion pictures intended for worldwide theatrical release. EFFP's subsidiary, Good Entertainment Service, Inc., is a production servicing companynd has produced a film "Good Advice"; (2) Emmett Furla Films Distribution LLC, is a Delaware Limited Liability Company set up to oversee and arrange world wide distribution of FMLYs entertainment projects and properties, and (3) E F F Independent, Inc. ("EFFI") a California Corporation, is setup primarily to develop and produce action adventure and family oriented motion pictures for television and home video distribution as well as episodic television and internet programming. EFFI has two wholly owned subsidiaries, Family Room Entertainment Music Publishing Corporation and Emmett/Furla Films Music Publishing Company, both California corporations, whose function is to oversee its subsidiaries' music publishing (ancillary rights associated with the creation of original music for motion pictures). In addition FMLY has other subsidiaries, Family Room Entertainment Live, LLC and its subsidiary Spotlight, LLC which were formed to develop and produce live entertainment and home entertainment projects.

         The motion picture industry may be broadly divided into two major segments: production, which involves the development, financing and other activities associated with making of motion pictures; and distribution, which involves the promotion and exploitation of completed motion pictures in a variety of media.

         Historically, the largest companies, the so-called "Majors" and "Mini-Majors," have dominated the motion picture industry by both producing and distributing a majority of the motion pictures which generate significant theatrical box office receipts. Over the past 15 years "Independents" or smaller film production and/or distribution companies, such as FMLY, have played an increasingly significant and sizable role in the production and distribution of motion pictures needed to fill ever the increasing worldwide demand for filmed entertainment product.

         The Majors (and Mini-Majors) include: Vivendi-Universal Pictures (a division of Vivendi-Universal , Warner Bros. Pictures (a division of AOL-Time Warner), Metro-Goldwyn-Mayer Inc., Twentieth Century Fox Film Corporation (a division of News Corporation), Paramount Pictures Corporation (a division of Viacom), Sony Pictures Entertainment (including Columbia Pictures, Tri Star Pictures and Triumph Releasing; altogether divisions of Sony) and The Walt Disney Company (Buena Vista Pictures, Touchstone Pictures and Hollywood Pictures). Generally, the Majors own and operate private production studios (including lots, sound stages, production equipment and post-production facilities), have nationwide and/or worldwide distribution organizations, release pictures with direct production costs generally ranging from $25,000,000 to $100,000,000, and collectively provide a near continual source of motion pictures to film exhibitors.

         The Majors also have divisions that are promoted as "independent" distributors of motion pictures, often referred to as the "Mini-Majors." These "independent" divisions of the Majors include Miramax Films (a division of The Walt Disney Company), Sony Classics (a division of Sony Pictures), Fox Searchlight (a division of News Corporation), and New Line (a division of AOL-Time Warner) and its Fine Line distribution label. Most of these divisions were formerly private production and/or distribution companies.

         In addition to the Mini-Majors, there are private or publicly held production and/or distribution companies, such as FMLY, (hereafter, collectively the "Independents") which engage primarily in the production and/or distribution of motion pictures produced by companies other than those held by the Majors and Mini-Majors. Such Independents include, among others, Trimark Holdings and Artisan Entertainment. The Independents typically do not own production studios nor do they employ as large a development and/or production staff as the Majors.

Motion Picture Production and Financing
---------------------------------------

         The production of a motion picture requires the financing of the direct costs and indirect overhead costs of development, production and production related services. Direct production and production related service costs include film studio rental, cinematography, post-production costs and the compensation of creative, services and other production personnel. Distribution costs (including costs of advertising and release prints) are not included in direct production costs.

         Majors generally have sufficient cash flow from their motion picture and related activities, or in some cases, from unrelated businesses (e.g., theme parks, publishing, electronics, and merchandising) to acquire new creative properties (e.g., screenplay and novels) and pay for the direct production costs of their motion pictures. Overhead costs are, in substantial part, the salaries and related costs of the production staff and physical facilities, which Majors maintain on a full-time basis. Majors often enter into contracts with writers, producers and other creative personnel for multiple projects or for fixed periods of time.

         Independents generally avoid incurring substantial overhead costs by hiring creative, services and other production personnel, retaining only any essential elements, which will be required for pre-production, principal photography and post- production activities, on a project-by-project basis. Independents also typically finance their production activities from various sources, including bank loans, "pre-sales," equity offerings and joint ventures. Independents generally attempt to complete the financing of their motion picture production prior to commencement of principal photography, at which point substantial production costs begin to be incurred and require payment.

         "Pre-sales" are often used by Independents to finance all or a portion of the direct production costs of a motion picture. Pre-sales consist of fees or advances paid or guaranteed to the producer by third parties in return for the right to exhibit the completed motion picture in theaters and/or to distribute it in home video, television, international and/or other ancillary markets. Payment commitments for a pre-sale are typically subject to the approval of a number of pre-negotiated factors, including script, production budget, cast and director and to the delivery of the completed motion picture in the agreed upon format(s).

         Both Majors and Mini-Majors often acquire motion pictures for distribution through an arrangement known as a "negative pickup" under which the Major or Mini-Major agrees to acquire from another production company, often an Independent, some or all of the rights to a film upon its completion. The Independent often finances the production of a motion picture pursuant to financing arrangements it has made with banks or other lenders wherein the lender obtains a security interest in the film and in the Independent's rights under its distribution arrangement. When the Major or Mini-Major "picks up" the completed motion picture, it may assume some or all of the production financing indebtedness incurred by the production company in connection with the film. In addition, the Independent is often paid a production fee and is granted a participation in the profits from the distribution of the motion picture.

         Majors, Mini-Majors and Independents often grant third-party participations in connection with the distribution and production of a motion picture. Participations are the contractual rights of actors, directors, screenwriters, producers, owners of rights and/or other creative and/or financial contributors entitling them to share in revenues or profits (as defined in their individual respective agreements) from a particular motion picture. Except for the most sought-after talent, participations are generally payable only after all distribution and marketing fees and costs; direct production costs (including overhead) and financing costs are recouped by the producer in full.

Financing the Major Motion Picture
----------------------------------

         Majors often produce motion pictures whose direct costs exceed $20,000,000. In order for an Independent, such as FMLY, to produce projects that exceed their equity capabilities, they turn to various outside sources for funding. Some of those sources, which may be used in any combination, include:
(1) foreign equity contributions, where a foreign company will exchange equity or the guarantee thereof for the rights to distribute a motion picture in its respective territory(s) and participation in the picture; (2) a guarantee or advance by a distributor or exhibitor for a particular right(s) in a particular territory(s); (3) a sales agent to garner contracts with actual exhibitors which state minimum guarantee(s) for particular or aggregate media; (4) a bank or lending institution will lend monies based on actual sales contract(s) which license exhibition rights; (5) a bank or lending institution which will lend monies based on its calculations of potential earnings revenue for the motion picture in question; (6) by having a third party investor fund a portion, usually from 10% to 50% of the production costs with a participation in the net profit of the motion picture as well as the recoupment of costs and expenses.,
(6) and/or arrange for or with another Independent production facility to finance and produce the motion pictures. By combining (as necessary) the afore mentioned outside funding sources, the Independent can create motion pictures which meet and/or exceed the quality and scope of those created by the Major and Mini-Major at costs which would normally exceed the Independent's possible equity contribution.

Motion Picture Distribution
---------------------------

         Distribution of a motion picture involves the domestic and international licensing of the picture for (i) theatrical exhibition, (ii) home video, (iii) presentation on television, including pay-per-view, video-on-demand, satellites, pay cable, network, basic cable and syndication,
(iv) non-theatrical exhibition, which includes airlines, hotels, armed forces facilities and schools and (v) marketing of the other rights in the picture, which may include books, CD-ROMs, merchandising and soundtrack recordings.

Theatrical Distribution and Exhibition.
---------------------------------------

         Motion pictures are often exhibited first in theaters open to the public where an admission fee is charged. Theatrical distribution involves the manufacture of release prints, licensing of motion pictures to theatrical exhibitors, and promotion of the motion picture through advertising and promotional campaigns. The size and success of the promotional and advertising campaign may materially affect the revenues realized from its theatrical release, generally referred to as "box office gross."

         Box Office Gross represents the total amounts paid by patrons at motion picture theaters for a particular film, as determined from reports furnished by exhibitors. The ability to exhibit films during summer and holiday periods, which are generally considered peak exhibition seasons, may affect the theatrical success of a film. Competition among distributors to obtain exhibition dates in theaters during these seasons is significant. In addition, the costs incurred in connection with the distribution of a motion picture can vary significantly depending on the number of screens on which the motion picture is to be exhibited and whether the motion picture is exhibited during peak exhibition season(s). Similarly, the ability to exhibit motion pictures in the most popular theaters in each area can affect theatrical revenues.

         Exhibition arrangements with theater operators for the first run of a film generally provide for the exhibitor to pay the greater of 90% of ticket sales in excess of fixed amounts relating to the theater's costs of operation and overhead, or a minimum percentage of ticket sales which varies from 40% to 70% for the first week of an engagement at a particular theater, decreasing each subsequent week to 25% to 30% for the final weeks of the engagement. The length of an engagement depends principally on exhibitors' evaluation of the audience's response to the film with respect to the current marketplace (e.g., the success of other films) as weighed against the opportunity cost of exhibiting a "new" release.

         Films with theatrical releases (which generally may continue for several months domestically) typically are made available for release in other media as follows:

Market                              Months After Theatrical Release      Approximate Release Period
------                              -------------------------------      --------------------------

Domestic pay-per-view                           4 - 6 months                      3 months
Domestic pay cable                             6 - 12 months                12 - 21 months
Domestic home video                           10 - 12 months                12 - 24 months
Domestic network or basic cable               30 - 36 months                18 - 36 months
Domestic syndication                          30 - 36 months                 3 - 15 years
International theatrical                        ---                           4 - 6 months
International home video                       6 - 12 months                      6 months
International television                      18 - 24 months                     18 months - 10 years

Home Video.

         The home video distribution business involves the promotion and sale of videocassettes, DVDs and videodiscs to video retailers (including video specialty stores, convenience stores, record stores "on-line" stores (i.e., Amazon.com) and other outlets), which then rent or sell the videocassettes and videodiscs to consumers for private viewing. The home video marketplace now generates total revenues greater than the domestic theatrical exhibition market.

         Videocassettes of feature films are generally sold to domestic wholesalers on a unit basis. Unit-based sales typically involve the sales of individual videocassettes to wholesalers or actual retailers (e.g., Blockbuster) at $15.00 to $50.00 per unit and generally are rented by consumers for fees ranging from $1.00 to $5.00 per day (with all rental fees retained by the retailer). Wholesalers who meet certain sales and performance objectives may earn rebates, return credits and cooperative advertising allowances. Selected titles including certain made-for-video programs, are priced significantly lower to encourage direct purchase by consumers. The market for direct sale to consumers is referred to as the "priced-for-sale" or "sell-through" market.

         Technological developments, including video server and compression technologies which regional telephone companies and others are developing, and expanding markets for DVD , could make competing delivery systems economically viable and could significantly impact the home video market generally and, as a consequence, FMLY's home video revenues.

Pay-Per-View.
-------------

         Pay-per-view television allows cable and satellite television subscribers to purchase individual programs, primarily recently released theatrical motion pictures, sporting events and music concerts, on a "per use" basis. The fee a subscriber is charged is typically split among the program distributor, the pay- per-view operator and the cable operator.

Pay Cable.
----------

         The domestic pay cable industry (as it pertains to motion pictures) currently consists primarily of HBO/Cinemax, Showtime/The Movie Channel, Encore/Starz and a number of regional pay services. Pay cable services are sold to cable system operators for a monthly license fee based on the number of subscribers receiving the service. These pay programming services are in turn offered by cable system operators to subscribers for a monthly subscription fee. The pay television networks generally acquire their film programming by purchasing the distribution rights from motion picture distributors for a particular period of time, often called a "window".

Broadcast and Basic Cable Television .
--------------------------------------

         Broadcast television allows viewers to receive, without charge, programming broadcast over the air by affiliates of the major networks (ABC, CBS, NBC, and Fox), recently formed networks (UPN and WB Network), independent television stations and cable and satellite networks and stations. In certain areas, viewers may receive the same programming via cable transmission for which subscribers pay a basic cable television fee. Broadcasters or cable systems operators pay fees to distributors for the right to air programming a specified number of times.

Foreign Markets
---------------

         In addition to their domestic distribution activities, some motion picture distributors generate revenue from the distribution of motion pictures in foreign theaters, home video, television and other foreign markets. There has been a dramatic increase in recent years in the world-wide demand for U.S. motion pictures, accented by the increase in the number of foreign television stations, the introduction of global direct broadcast satellite services, and increased home video and cable penetration world-wide.

Other Markets
-------------

         Revenues also may be derived from the distribution of motion pictures to airlines, schools, libraries, hospitals and the military; the licensing of rights to perform musical works and sound recordings embodied in a motion picture, and the licensing of rights to manufacture and distribute merchandise, clothing and similar commercial articles derived from characters or other elements of a particular motion picture.

New Technologies
----------------

         New means of delivery of entertainment product are constantly being developed and offered to the consumer, including the internet. The impact of emerging technologies such as direct broadcast satellites and the internet, on FMLY's operations cannot be determined at this time. However, as a holder of entertainment copyrights, the FMLY monitors these new media possibilities.

Non-Theatrical Exhibition.
--------------------------

         In addition to the distribution media described above, a number of sources of revenue exist for motion picture distribution through the exploitation of other rights, including the right to distribute films to airlines, schools, libraries, hotels, armed forces facilities and hospitals.

International Markets.
----------------------

         The worldwide demand for motion pictures has expanded significantly as evidenced by the development of new international markets and media. This growth is primarily driven by the overseas privatization of television stations, introduction of direct broadcast satellite services, growth of home video and increased cable penetration.

FMLY Motion Picture Acquisitions
--------------------------------

         In addition to its own production and production service activities, FMLY continually seeks to acquire rights to films and other programming from Independent film producers, distribution companies and others in order to increase the number of films it can distribute and provide related services in connection with in existing and emerging delivery systems. To be successful, FMLY must locate and track the development and production of numerous independent feature films.

Types of Motion Pictures Acquired.
----------------------------------

         FMLY generally seeks to produce, provide production services in connection with, or acquire motion pictures across a broad range of genres, including drama, thriller, comedy, science fiction, family, action and fantasy/adventure, which will individually appeal to a targeted audience. The FMLY has been very selective in acquiring higher budgeted films (over $3,000,000) because of the interest that the Majors have shown in acquiring such films, and the associated competition and higher production advances, minimum guarantees and other costs. FMLY acquires projects when it believes it can limit its financial risk on such projects through, for example, significant presales, and when it believes that a project has significant marketability. In most cases, FMLY attempts to acquire rights to motion pictures with a recognizable marquis "name" personalities with public recognition, thereby enhancing promotion of the motion pictures in the home video and/or international markets. FMLY believes that this approach increases the likelihood of producing a product capable of generating positive cash flow, ancillary rights income and the possibility of a theatrical release.

Methods of Acquisition.
-----------------------

         FMLY typically acquires films on either a "pick-up" basis or a "pre-buy" basis. The "pick-up" basis refers to those films in which the FMLY acquires distribution rights following completion of most or all of the production and post-production process. These films are generally acquired after management of the FMLY has viewed the film to evaluate its commercial viability.

         The "pre-buy" basis refers to films in which FMLY acquires distribution rights prior to completion of a substantial portion of production and post-production. Management's willingness to acquire films on a pre-buy basis is based upon factors generally including the track record and reputation of the picture's producer(s), the quality and commercial value of the screenplay, the "package" elements of the picture, including the director and principal cast members, the budget of the picture and the genre of the picture. Before making an offer to acquire rights in a film on a pre-buy basis, FMLY may work with the producer to modify certain of these elements. Once the modifications are considered acceptable, FMLY's obligation to accept delivery and make payment is conditioned upon receipt of a finished film conforming to the script reviewed by FMLY and other specifications considered important by the FMLY.

Acquisition Process.
--------------------

         If FMLY locates a motion picture project which it believes satisfies its criteria, FMLY may pay an advance against a share or participation in the revenue actually received by FMLY from the exploitation of a film in each licensed media (hereafter an, "Advance") or a guarantee a minimum payment based on projected revenues actually to be received by FMLY from the exploitation of a film in each licensed media (hereafter, a "Minimum Guarantee"), all of which are conditioned upon delivery of a completed film which meets or exceeds certain technical standards which are pre-determined in the distribution agreement with FMLY. The minimum guarantee is generally paid prior to the film's release. Typically, FMLY will have the right to recoup the Advance or Minimum Guarantee and certain other amounts from the distribution revenues realized by the FMLY prior to paying any additional revenue participation to the production company.

FMLY Feature Film Production
----------------------------

FMLY develops, produces and performs production related services for the entertainment industry. Family Room Entertainment's aim is to create and produce high quality motion pictures with high profile talent that can be distributed to a worldwide audience. FMLY primarily derives its income from producer fees, consulting and service fees as well as its participation in the profits of the various pictures it produces. FMLY's feature film divisions, EFF Independent, Inc., for low budget films, and Emmett/Furla Films Productions Corporation, for medium budget films, develops and produces motion pictures. FMLY's low to medium budget films to date have had production budgets ranging from less than $1 million to $25 million. FMLY, from time to time, may, however, produce and release films having higher or much higher budgets. EFF Independent's low-budget films are primarily targeted for distribution directly to the television and home video/DVD markets. However, some of EFF Independent's films may be released initially as theatrical motion pictures. Emmett Furla Films Productions' medium-budget films are generally targeted for initial theatrical release.

     FMLY's feature film strategy generally is to develop, perform production services, and/or produce feature films when the production budgets for the films are expected to be entirely or substantially covered through a combination of pre-sales, output arrangements, equity arrangements and production loans with "gap" financing. To further limit FMLY's financing risk or to obtain production loans, FMLY often purchases completion bonds to guarantee the completion of production and delivery of pre-determined, technically acceptable film and/or video elements.

The following films were either in production, completed, and/or released or delivered by FMLY to certain distributors in 2000, 2001, and 2002 and/or scheduled for release in FMLY's fiscal 2002 or 2003


PICTURE                      INITIAL MEDIA                DELIVERY/RELEASE            PRINCIPAL TALENT
                                                          DATE
==============               ================             ================            =================
Speedway Junky               Theatrical                   September 2001              Jesse Bradford,
                                                                                      Jordan Brower,
                                                                                      Jonathan Taylor
                                                                                      Thomas, Tiffani
                                                                                      Amber Theissen,
                                                                                      Warren G, Daryl
                                                                                      Hannah
-----------------            ------------------           ------------------          ---------------------

Held For Ransom              Video/Cable                  August 2000                 Dennis Hopper,
                                                          (foreign and                Zachery Ty Bryan,
                                                          domestic)                   Kam Heskin, Jordan
                                                                                      Brower Randy
                                                                                      Spelling, Tsianina
                                                                                      Joelson, Morgan
                                                                                      Fairchild
-----------------            ------------------           ------------------          ---------------------


After Sex                    Video/Cable                  August 2000                 Brooke Shields,
                                                          (foreign and                Virginia Madsen,
                                                          domestic)                   D.B. Sweeney, Dan
                                                                                      Cortese, Maria
                                                                                      Pitillo, Johnathon
                                                                                      Schaech
-----------------            ------------------           ------------------          ---------------------
I'm Over Here Now            Pay-per-View/                March 2000                  Andrew "Dice" Clay
(produced                    Video
in conjunction with
an Independent Production
company)
-----------------            ------------------           ------------------          ---------------------

Good Advice                  Video/Cable                  March 2001                  Charlie Sheen,
                                                          delivery date.              Angie Harmon,
                                                          December 2001               Denise Richards,
                                                          release date.               Rosanna Arquette,
                                                          (Domestic)                  & Jon Lovitz
-----------------            ------------------           ------------------          ---------------------
Ticker                       Video/Cable                  March 2001                  Tom Sizemore,
(produced                                                 delivery date.              Steven Seagal,
in conjunction with                                       December 2001               Jamie Pressly, &
an Independent Production    (Domestic release)            Dennis Hopper
company)
-----------------            ------------------           ------------------          ---------------------
The Badge                    Video/Cable                  December 2001               Billy Bob Thornton,
(f/k/a Behind the                                         Delivery date.              Patricia Arquette, &
Sun)                                                      September 2002              Seal Ward
(produced                                                 (Domestic release)
in conjunction with
an Independent Production
company)
-----------------            ------------------           ------------------          ---------------------
Run for the Money            Video/Cable                  December 2001               Christian Slater, Val
(a/k/a In God We                                          (Delivery date)             Kilmer, Daryl
Trust)                                                    February 2002               Hannah, Bokeem
(produced                                                 (Domestic Release)          Woodbine, & Vern
in conjunction with                                                                   Troyer
an Independent Production
company)
-----------------            ------------------           ------------------          ---------------------
Half Past Dead               Theatrical                   June 2002                   Steven Seagal, Morris
(produced                                                 (Delivery date)             Chestnut, Ja Rule
in conjunction with                                       Scheduled for
an Independent Production                                 release November
company)                                                  2002
-----------------            ------------------           ------------------          ---------------------


Narc                         Theatrical                   October 2001                Ray Liotta, Jason
(produced                                                 (Delivery date)             Patric, Busta
in conjunction with                                       Scheduled for               Rhymes
an Independent Production                                 release December
company)                                                  2002
-----------------            ------------------           ------------------          ---------------------
The Devil and                Theatrical                   November 2002               Alec Baldwin, Anthony
Daniel Webster                                            (Delivery date.)            Hopkins, Jennifer
(produced                                                                             Love Hewitt
in conjunction with
an Independent Production
company)
-----------------            ------------------           ------------------          ---------------------
Try Seventeen                Theatrical                   September 2002              Elijah Wood, Franka
(produced                                                 (Delivery date)             Potente, Mandy
in conjunction with                                                                   Moore
an Independent Production
company)
-----------------            ------------------           ------------------          ---------------------
Shottas                      Theatrical                   March 2003                  Ky-Mani Marley,
                                                          (Delivery date)             Spragga Benz, Wyclef
                                                                                      Jean, Paul Campbell,
                                                                                      Louie Rankin
-----------------            ------------------           ------------------          ---------------------
Out for a Kill               Theatrical                   March 2003                  Steven Seagal
(produced                                                 (Delivery date)
in conjunction with
an Independent Production
company
=================            ==================           ==================          =====================

         There is no assurance that any motion picture, which has not yet been released, will be released, that a change in the scheduled release dates of any such films will not occur or, if such motion picture is released, it will be successful. FMLY has various additional potential feature films under development. There is no assurance that any project under development will be produced or that if produced, that it will be released or successful.

         Additionally, through Emmett Furla Films Productions Corp., Family Room Entertainment Corporation's business plan emphasized the expansion of film project development along with acquisitions and the commencement of new productions for the fiscal year 2002. Recent developments include the following:

     o THURSDAY, FEBRUARY 27, 2003, Los Angeles, CA: Emmett/Furla Films Productions Corporation, a wholly owned subsidiary of Family Room Entertainment Corporation (NASDAQ OTC: BB Symbol: FMLY) is pleased to announce that Millennium Films has re-up-ed its ten picture non-exclusive international distribution arrangement with Millennium Films for an additional ten pictures. Most recently Emmett/Furla Films announced their tenth picture in this arrangement, "Belly of the Beast", starring Steven Seagal. "Belly of the Beast" starts filming in Thailand next month. "Belly of the Beast" will be produced by Luminosity Media's Steven Seagal, who is also starring in the Picture. Emmett/Furla Films' Randall Emmett and George Furla will executive produce the picture. Phillip Goldfine will serve as Co-executive producer. Millennium's Danny Dimbort, Avi Lerner and Trevor Short will serve as executive producers on the picture. Randall Emmett and George Furla said: "The ten pictures we have already produced under this agreement, serves to illustrate the aggressive nature of our relationship. Avi Lerner and the team at Millennium Films have made Millennium Films an easy home for our aggressive slate of pictures. We also intend to continue to equity finance pictures as a part of our aggressive plan to get pictures into production. Emmett/Furla Films will continue to produce betweenseven to nine pictures per year"

     o Thursday, February 20, 2003, Los Angeles, CA: Family RoomFamily Room Entertainment Corporation (NASDAQ OTC: BB Symbol: FMLY) is pleased to announce that that it has struck an agreement with Diamond Entertainment (NASDAQ OTC: BB Symbol: DMEC) and Blagman Media International (NASDAQ OTC: BB Symbol: BMII) to release a series DVDs and videos through direct response marketing. The first title in the series will be a video featuring the comic performances of Red Skelton. The Red Skelton video will feature eight hours of performances. If the first video proves to be successful, Family Room plans to direct market up to four titles over the next year utilizing this same strategy. Family Room will produce sixty and ninety second direct response commercials, which are intended to be "rolled-out" over the United States beginning in late March utilizing a platform strategy designed to minimize costs. Co-chairs Randall Emmett and George Furla stated, "We are hopeful that Family Room's undertaking into the direct response marketplace will have synergy with our already existing film and television production and distribution divisions." Emmett and Furla continued, "Although no one can predict the final outcome in the marketplace with 100% accuracy, we believe Diamond Entertainment and Blagman Media International will prove to be excellent partners for Family Room in this endeavor."

     o Wednesday, January 29, 2003, Los Angeles, CA: Emmett/Furla Films Productions Corporation, a wholly owned subsidiary of Family Room Entertainment Corporation (NASDAQ OTC: BB Symbol: FMLY) is pleased to announce that pre-production has commenced on the second of two pictures it will be producing with action-star Steven Seagal, entitled "BELLY OF THE BEAST". "Belly of the Beast", was originally announced on May 20, 2002, when "Daily Variety" reported, "Actor-producer Steven Segal has launched a production and sales company, Luminosity Media. He will produce and star in its first two projects in conjunction with Millennium/Nu Image. The pictures are "Belly of the Beast" and "Out for a Kill"." "Belly of the Beast" will be produced by Luminosity Media's Steven Seagal, who is also starring in the Picture. Emmett/Furla Films' Randall Emmett and George Furla will executive produce the picture. Phillip Goldfine will serve as Co-executive producer. Millennium's Danny Dimbort, Avi Lerner and Trevor Short will serve as executive producers on both pictures as well.

     o Thursday, January 16, 2003, Los Angeles, CA: Emmett/Furla Films Productions Corp., a wholly owned subsidiary of Family Room Entertainment Corporation (NASDAQ OTC: BB Symbol: FMLY) is pleased to announce they have acquired the exclusive option to acquire all rights to three new high concept action screenplays. Last month, Emmett/Furla Films renewed its option agreement with Kingman Films International for the motion picture screenplay "Gentlemen of the Hunt". Millennium Films has also greenlit, as part of Millennium Pictures ten picture distribution/financing arrangement with Emmett/Furla Films, "Gentlemen of the Hunt" by Andrew Withman based on story by Dennis Lefevre & Ken Young. Randall Emmett and George Furla along with Kingman Films's Arthur Chang will produce the picture. The screenplay is a high-concept high-action picture. "Gentlemen of the Hunt" is the story of a young CIA agent who first hunts and then comes to the rescue of his estranged father, who has been framed as an international assassin. Emmett/Furla Films also acquired the action/thriller "Snakeskin" by Paul Sloan. Randall Emmett and George Furla will produce the picture with Gus Furla and Leo Amari, who brought the project to Emmett/Furla Films. Paul Sloan will also co-star in the picture. "Snakeskin" is the story of a man who specializes in acquiring rare and unique antiquities for the highest bidder, who now must hunt down a genetically enhanced ex-partner to retrieve a stolen package before the falls in to the wrong hands--and forever changes the balance of good and evil in the world. Early this month, Emmett/Furla Films acquired the high concept action-er "The Rig" by Dan Hoskins. Randall Emmett and George Furla will produce and George Zaloom will executive produce the picture. "The Rig" is the story of a washed-up special ops soldier who is brought back into action when an off-shore oil derrick which serves as a high-tech prison is taken over by its inmates. All three of these screenplays are currently out to actors.

     o Thursday, January 16, 2003, Los Angeles, CA: Emmett/Furla Films Productions Corporation, a wholly owned subsidiary of Family Room Entertainment Corporation (NASDAQ OTC: BB Symbol: FMLY) is pleased to announce that "Narc", went into wide release this weekend, landing in 816 theaters. In its first weekend in wide release, Daily Variety (January 14, 2003) reported "Narc" earned $2,825,807 at the box-office for a per-screen-average of $3,438. "Narc's" box-office total, following its limited release on December 20, 2002 is $3,175,704 (Daily Variety, January 14, 2003). "NARC" was recently nominated for three IFP Independent Spirit Awards: Joe Carnahan for "Best Director,"

          Ray Liotta for "Best Supporting Male" and Alex Nepomniaschy "Best Cinematography." Independent Spirit Awards will be awarded in a live broadcast on March 22, 2003 on The Independent Spirit Channel (IFC) at 2:00pm (Pacific). There ceremony will then be re-broadcast on Bravo later that same day at 7:00pm (Pacific). "NARC" stars Ray Liotta and Jason Patric as well as Busta Rhymes. The police thriller was written and directed by Joe Carnahan ("Blood, Guts, Bullets and Octane") and produced by Diane Nabitoff (producer of "Very Bad Things" and "Operation Dumbo Drop"), Ray Liotta, Michelle Grace and Jules Nasso. Tom Cruise (star of Steven Spielberg's "Minority Report") and Paula Wagner (producer of the "Mission Impossible" films), under their Cruise/Wagner banner, serve as Executive Producers on the Picture. Paula Wagner stated in a release from Paramount Pictures (April 23,
          2002), "Tom and I are proud to be associated with a film of this caliber and look forward to supporting and helping "NARC" receive the attention and recognition it deserves." In addition to Cruise and Wagner, Emmett/Furla Films' Randall Emmett and George Furla as well as David Glasser of Splendid Picture's and Adam Stone executive produced the Picture. Emmett/Furla Films Productions Corporation provided financing services on the Picture. Splendid Pictures served as the financier and international distributor on the Picture. Family Room Entertainment Co-chairs Randall Emmett and George Furla stated: "We are very proud of "Narc" and its nominees. We have always believed in this film and this just confirms that Family Room can produce films that are worthy of critical praise." Co-chairs, Randall Emmett and George Furla stated: "As our second major theatrical release of 2002, we are very happy with the accolades and the box-office performance thus far of `NARC'. We believe "NARC" indicates that Family Room can produce movies that not only appeal to a broad audience, but also can garner critical praise."

     o Friday, December 13, 2002, Los Angeles, CA: Emmett/Furla Films Productions Corporation, a wholly owned subsidiary of Family Room Entertainment Corporation (NASDAQ OTC: BB Symbol: FMLY) is pleased to announce that "Narc", which will make its premiere in theaters for Paramount Pictures on December 20th, received three nominations for the 2003 IFP Independent Spirit Awards. "NARC" garnered the following nominations: Joe Carnahan was nominated for "Best Director," Ray Liotta was nominated for "Best Supporting Male" and Alex Nepomniaschy was nominated for "Best Cinematography." Selected from more than 190 submissions, the winners will be unveiled at the IFP Independent Spirit Awards ceremony on Saturday, March 22, 2003. Director John Waters will serve as the Master of Ceremonies for the awards ceremony, which will be held on the beach in Santa Monica, California. The IFP Independent Spirit Awards ceremony will be televised live on The Independent Film Channel (IFC) at 2:00 pm PST on Saturday, March 22, 2003 and will then be re-broadcast at 7:00 pm PST on Bravo later that same day. The nominees of the Independent Spirit Awards were selected by a 14 person IFP Nominating Committee panel of filmmakers. Winners will be voted on by the IFP national membership, which lists 9,000 members. "NARC" stars Ray Liotta and Jason Patric as well as Busta Rhymes. The police thriller was written and directed by Joe Carnahan ("Blood, Guts, Bullets and Octane") and produced by Diane Nabitoff (producer of "Very Bad Things" and "Operation Dumbo Drop"), Ray Liotta, Michelle Grace and Jules Nasso. Tom Cruise (star of Steve Steven Spielberg's "Minority Report") and Paula Wagner (producer of the "Mission Impossible" films), under their Cruise/Wagner banner, serve as Executive Producers on the Picture. In a release from Paramount Pictures yesterday, Paul Paula Wagner stated in a release from Paramount Pictures (April 23, 20032002), "Tom and I are proud to be associated with a film of this caliber and look forward to supporting and helping "NARC" receive the attention and recognition it deserves." In addition to Cruise and Wagner, Emmett/Furla Films' Randall Emmett and George Furla as well as David Glasser of Splendid Picture's and Adam Stone executive produced the Picture. Emmett/Furla Films Productions Corporation provided financing services on the Picture. Splendid Pictures served as the financier and international distributor on the Picture. Family Room Entertainment Co-chairs Randall Emmett and George Furla stated: "We are very proud of "Narc" and its nominees. We have always believed in this film and this just confirms that Family Room can produce films that are worthy of critical praise." According to their IFP's website (http://www.ifp.org), "IFP is a not-for-profit service organization dedicated to providing resources, information and avenues of communication for its members: independent filmmakers, industry professionals and independent film enthusiasts. It is committed to the idea that independent film is an important art form and a powerful voice in our society."

     o TUESDAY, DECEMBER 10, 2002, Los Angeles, CA: Emmett/Furla Films Productions Corporation, a wholly owned subsidiary of Family Room Entertainment Corporation (NASDAQ OTC: BB Symbol: FMLY) is pleased to announce that "HALF PAST DEAD", which premiered on November 15, 2002 has thus far officially generated almost $15 million at the box office. `HALF PAST DEAD" is set in the most notorious prison in history -- Alcatraz. Disgruntled Prison Bureaucrat-turned-criminal mastermind Donny (Morris Chestnut) has assembled a commando team to infiltrate the newly refurbished, high tech fortress in order to force a death row inmate to reveal the whereabouts of $200 million worth of gold. Inmate Nick Frazier (Ja Rule) must help Undercover FBI agent Sascha Petrosevitch (Steven Seagal) rally the other inmates to stop the invaders -- before they murder the Supreme Court Justice who is present for the impending execution. "HALF PAST DEAD" was released by Screen Gems on more than 2,100 screens. The picture stars Steven Seagal, Morris Chestnut and Ja Rule as well as Nia Peeples and Kurupt. Don Michael Paul served as the writer/director on the picture. The picture was produced by Andrew Stevens, Elie Samaha and Steven Seagal. The executive producers on the picture are Christopher Eberts and Uwe Schoot as well as Emmett/Furla Films' Randall Emmett and George Furla. Phil Goldfine and James Holt served as co-producers on the picture. For the week ending December 1st, Daily Variety (December 3, 2002) reported that `HALF PAST DEAD" had officially generated $14,732,332 at the box office. After an estimated opening weekend of $8,200,000, Daily Variety (November 18, 2002) reported: "The opening for "HALF PAST DEAD" fully met expectations, Sony spokesman Steve Elzer said." Co-chairs, Randall Emmett and George Furla stated: "As our first major theatrical release, we are very happy with the performance of `HALF PAST DEAD'. We believe the box office results indicate that Family Room can produce movies that appeal to a broad audience."

     o FRIDAY, NOVEMBER15, 2002, Los Angeles, CA: Emmett/Furla Films Productions Corporation, a wholly owned subsidiary of Family Room Entertainment Corporation (NASDAQ OTC: BB Symbol: FMLY) is pleased to announce that "HALF PAST DEAD" will premieres in theaters across the country today. `HALF PAST DEAD" is set in the most notorious prison in history -- Alcatraz. Disgruntled Prison Bureaucrat-turned-criminal mastermind Donny (Morris Chestnut) has assembled a commando team to infiltrate the newly refurbished, high tech fortress in order to force a death row inmate to reveal the whereabouts of $200 million worth of gold. Inmate Nick Frazier (Ja Rule) must help Undercover FBI agent Sascha Petrosevitch (Steven Seagal) rally the other inmates to stop the invaders -- before they murder the Supreme Court Justice who is present for the impending execution. "HALF PAST DEAD" is being released by Screen Gems on a reported 2,500 screens. The picture stars Steven Seagal, Morris Chestnut and Ja Rule as well as Nia Peeples and Kurupt. Don Michael Paul served as the writer/director on the picture. The picture was produced by Andrew Stevens, Elie Samaha and Steven Seagal. The executive producers on the picture are Christopher Eberts and Uwe Schoot as well as Emmett/Furla Films' Randall Emmett and George Furla. Phil Goldfine and James Holt served as co-producers on the picture.

     o Monday, November11, 2002, Los Angeles, CA: Emmett/Furla Films, a wholly owned subsidiary of Family Room Entertainment Corporation (NASDAQ OTC: BB Symbol: FMLY) is pleased to announce the commencement of formal pre-production on the motion picture "Blind Horizon" starring Val Kilmer. Val Kilmer will play the lead role of "Frank", a gunshot amnesia victim who warns a small town sheriff about an assassination plot against the President during his campaign tour, and must uncover a conspiracy and his role in the plot. The screenplay was written by F. Paul Benz and Steve Tomlin. Newman/Tooley's Vincent Newman and Tucker Tooley as well as Emmett/Furla's Randall Emmett and George Furla will produce the picture. Chris Bender and J.C. Spink are also attached as co-executive producers. Michael Haussman is set to direct. Haussman, who hails from the world of commercials and music videos, has garnered attention for his spots for Levi's, Dockers, and Phillips, as well as his music videos such as Madonna's "Take a Bow". He is also attached to direct "Takedown" for Jerry Bruckheimer Productions and Disney.

     o Friday, November, 1st, 2002, Los Angeles, CA: Emmett/Furla Films, a wholly owned subsidiary of Family Room Entertainment Corporation (NASDAQ OTC: BB Symbol: FMLY) is pleased to announce the completion of principal photography on "Out for a Kill" as well as announcing that Val Kilmer has committed to the lead role in their forthcoming production, "Blind Horizon". "Out for a Kill," an action picture set within the backdrop of the drug wars, is written by Dennis Dimster-Denk. Michael Oblowitz is set to direct this picture. "Out for a Kill", was originally announced on May 20, 2002, when "Daily Variety" reported, "Actor-producer Steven Segal has launched a production and sales company, Luminosity Media. He will produce and star in its first two projects in conjunction with Millennium/Nu Image. The pictures are "Belly of the Beast" and "Out for a Kill"." In the picture "Blind Horizon", Val Kilmer has agreed to play "Frank", a gunshot amnesia victim who warns a small town sheriff about an assassination plot against the President during his campaign tour, and must uncover a conspiracy and his role in the plot. The screenplay was written by F. Paul Benz and Steve Tomlin. Newman/Tooley's Vincent Newman and Tucker Tooley as well as Emmett/Furla's Randall Emmett and George Furla will produce the picture. Chris Bender and J.C. Spink are also attached as co-executive producers. Michael Haussman is set to direct. Haussman, who hails from the world of commercials and music videos, has garnered attention for his spots for Levi's, Dockers, and Phillips, as well as his music videos such as Madonna's "Take a Bow". He is also attached to direct "Takedown" for Jerry Bruckheimer Productions and Disney.

     o THURSDAY, OCTOBER 3, 2002, Los Angeles, CA: Emmett/Furla Films Productions Corporation, a wholly owned subsidiary of Family Room Entertainment Corporation (NASDAQ OTC: BB Symbol: FMLY) is pleased to announce that principal photography has commenced on the first of two pictures it will be producing with action-star Steven Seagal, entitled "OUT FOR A KILL". "Out for a Kill", was originally announced on May 20, 2002, when "Daily Variety" reported, "Actor-producer Steven Segal has launched a production and sales company, Luminosity Media. He will produce and star in its first two projects in conjunction with Millennium/Nu Image. The pictures are "Belly of the Beast" and "Out for a Kill"." "Out for a Kill," an action picture set within the backdrop of the drug wars, is written by Dennis Dimster-Denk. Michael Oblowitz is set to direct this picture. "Out for a Kill" will be produced by Luminosity Media's Steven Seagal as well as Emmett/Furla Films' Randall Emmett and George Furla. Nu Image's Danny Lerner will also serve as a producer on the Picture. Phillip Goldfine will serve as Co-executive producer. Millennium's Danny Dimbort, Avi Lerner and Trevor Short will serve as executive producers on both pictures as well.

     o NO DATE DETERMINED, Los Angeles, CA: Emmett/Furla Films Productions Corporation, a wholly owned subsidiary of Family Room Entertainment Corporation (NASDAQ OTC: BB Symbol: FMLY) is pleased to announce that two of its recent pictures premiered at the Toronto International Films Festival, "Try 17" and "Shottas". "Shottas" premiered Monday, September 9, 2002, whereas "Try 17" premieres Tuesday, September 10, 2002. "Shottas", the story of two Jamaican men, who meet up and plan to take over Miami almost twenty years after they were first arrested in Jamiaca for heist that went sour, was written and directed by freshman helm-er Cess Silvera. Wyclef Jean's Refugee Films produced with Emmett/Furla Films. Randall Emmett and George Furla of Emmett/Furla Films produced the film alongside Producer Jennifer Farrell and Executive Producers Wyclef Jean, Cess Silvera, Fabian Puevot (Sin City). "Shottas" stars Ky-Mani Marley and Spragga Benz, as well as Wyclef Jean, Paul Campbell, and Louie Rankin. Wyclef Jean will provide the soundtrack for the Picture as well as provide promotional services through the release of the Picture's soundtrack. "Try 17", the story of a young man coming of age and falling in love, was directed by Jeffrey Porter from a screenplay by Charles Kephart. The picture stars Elijah Wood ("The Lord of the Rings: The Fellowship of the Ring"), Franka Potente ("Run Lola Run") and Mandy Moore ("A Walk to Remember"). Randall Emmett and George Furla, of Emmett/Furla Films, and Mike Elliott, Michele Weisler and Holly Weirsma served as producers for the picture. Co-chairs Randall Emmett and George Furla stated: "The Toronto International Films Festival is a major film festival and we would be excited to have only one film premiere here. With two films in premiering, we could not be happier with the success of Family Room Entertainment's films."

     o Friday May 31, 2002, Los Angeles, CA: Emmett/Furla Films Productions Corp., a wholly owned subsidiary of Family Room Entertainment Corporation (NASDAQ OTC: BB Symbol: FMLY) is please to announce that the motion picture "Ticker" made its domestic network premiere on the USA Network Wednesday night. "Ticker" stars Tom Sizemore ("Red Planet"), Dennis Hopper (NBC's "Jason and the Argonauts") and Steven Seagal ("Exit Wounds"). Jaime Pressly ("Not Another Teen Movie") also stars. Randall Emmett and George Furla of Emmett/Furla Films along with Paul Rosenblum and Ken Aguado of Filmwerks produced the picture. Albert Pyun ("Urban Menace") directed the Picture. Avi Lerner, Danny Dimbort, Boaz Davidson and Trevor Short executive produced on behalf of Nu Image Films, who is handling the international distribution. Emmett/Furla Films Productions Corp. also took up an equity stake in the production "Ticker". Family Room Entertainment Co-chairs, Randall Emmett and George Furla, stated, "We are very happy with the premiere of `Ticker' Wednesday night. We believe that Tom [Sizemore], Steven [Seagal], Dennis [Hopper] and Jaime [Pressly] were great in this movie and we look forward to hopefully working with them again." Emmett/Furla Films recently announced that they would be co-producing two Pictures with Steven Seagal's Luminosity Media, "Out for a Kill" and "Belly of the Beast". "Out for a Kill" is scheduled to begin filming on September 15th in Eastern Europe. Both pictures will fall under the ten-picture non-exclusive distribution/financing arrangement Emmett/Furla Films has with Millennium Films, which was recently re-up-ed it's for an additional five pictures.

     o Wednesday, May 29th, 2002, Los Angeles, CA: Emmett/Furla Films Productions Corporation, a wholly owned subsidiary of Family Room Entertainment Corporation (NASDAQ OTC: BB Symbol: FMLY) is announced that it will be producing two pictures with action-star Steven Seagal. The announcement of Emmett/Furla Films latest two pictures came in conjunction with an announcement by Steven Seagal regarding his new production/distribution entity. On May 20, 2002, "Daily Variety" reported, "Actor-producer Steven Segal has launched a production and sales company, Luminosity Media. He will produce and star in its first two projects in conjunction with Millennium/Nu Image. The pictures are "Belly of the Beast" and "Out for a Kill." Budgeted at $20 Million each, they will be produced with Emmett/Furla Films." "Belly of the Beast" and "Out for a Kill" will be produced by Steven Seagal as well as Emmett/Furla Films' Randall Emmett and George Furla. Phillip Goldfine will serve as Co-executive producer on both pictures. Danny Lerner will also serve as a producer on "Out for a Kill." Millennium's Danny Dimbort, Avi Lerner and Trevor Short will serve as executive producers on both pictures as well. "Out for a Kill," an action picture set within the backdrop of the drug wars, is written by Sam Hayes and Dennis Dimster. Michael Oblowitz is set to direct this picture. Principal photography is set to begin on "Out for a Kill" in Eastern Europe in the fall of 2002.

     o April 23rd, 2002, Los Angeles, CA: Emmett/Furla Films Productions Corp., a wholly owned subsidiary of Family Room Entertainment Corporation (NASDAQ OTC: BB Symbol: FMLY) is announced that Viacom Inc.'s (NYSE: VIA) Paramount Pictures, in conjunction with Lions Gate Entertainment Corp. (AMEX: LGF), has acquired domestic distribution rights to the critically acclaimed motion picture, "NARC". "NARC" stars Ray Liotta and Jason Patric as well as Busta Rhymes. Paramount Pictures also announced that Tom Cruise (star of Steve Spielberg's "Minority Report") and Paula Wagner (producer of the "Mission Impossible" films), under their Cruise/Wagner banner, will now serve as Executive Producers on the Picture. In a release from Paramount Pictures yesterday, Paul Wagner is quoted as saying, "Tom and I are proud to be associated with a film of this caliber and look forward to supporting and helping "Narc" receive the attention and recognition it deserves." In addition to Cruise and Wagner, Emmett/Furla Films' Randall Emmett and George Furla as well as David Glasser of Splendid Picture's and Adam Stone executive produced the Picture. The police thriller was written and directed by Joe Carnahan ("Blood, Guts, Bullets and Octane") and produced by Diane Nabitoff (producer of "Very Bad Things" and "Operation Dumbo Drop"), Ray Liotta, Michelle Grace and Jules Nasso. Emmett/Furla Films Productions Corporation provided financing services on the Picture. Paramount Pictures, who according to Daily Variety (April 18, 2002), will handle the domestic marketing and distribution of "NARC", has slated the Picture for a fourth quarter 2002 release. Paramount Pictures, in a deal with financier and international distributor Splendid Pictures, has also picked up distribution rights to three international territories.

     o April 03, 2002, Los Angeles, CA: Emmett/Furla Films Productions Corp., a wholly owned subsidiary of Family Room Entertainment Corporation (NASDAQ OTC: BB Symbol: FMLY) announced they have recently acquired a fifty percent ownership in the motion picture "Speedway Junky". "Speedway Junky", which was given a limited theatrical release this past fall by Regent Entertainment, starred Jesse Bradford ("Clockstoppers") Jordan Brower ("Texas Rangers"), Jonathan Taylor Thomas (TV's "Home Improvement"), Tiffani Amber Theissen (Woody Allen's "Hollywood Ending"), Warren G and Daryl Hannah (TV's "Run for the Money"). Nickolas Perry wrote and directed the picture. Emmett/Furla Films' Randall Emmett and George Furla produced the Picture along side Rodney Omanoff and Jeff Rice. Gus Van Sant (director of "Finding Forrester") Executive Produced the Picture. Rafi Stephan co-produced the picture.

     o April 2, 2002, Los Angeles, CA: Emmett/Furla Films Productions Corp., a wholly owned subsidiary of Family Room Entertainment Corporation (NASDAQ OTC: BB Symbol: FMLY) is announced they have acquired the exclusive option to acquire all rights a new high concept action screenplay, "Exchange of Power" by Kim Delgado. Randall Emmett and George Furla of Emmett/Furla Films will produce with Larry Abramson of Incognito Entertainment. Barry Perelman will executive produce. The screenplay, which is based on actual events, is a fasted paced smart thriller in the vein of "Traffic". "Exchange of Power" is the story of a renegade DEA agent who must avoid being double-crossed while trying to bring down the latest in a string of well-connected and violent cartels. The screenplay is currently out to actors.


DESCRIPTION OF PROPERTY

         FMLY leases approximately 1785 square feet of office space at The Lot, 1041 North Formosa Avenue, Mary Pickford Building, Suite 101, Los Angeles, California. The lease is month to month with approximate monthly payment of $ 5,720

EMPLOYEES

As of June 30, 2002, FMLY had 6 full-time employees, of whom 4 WERE engaged in development, production and distribution of theatrical based motion pictures. None of FMLY's employees are covered by a collective bargaining agreement, although some of FMLY's subsidiaries are subject to guild agreements. Management believes that its employee relations are good. .



MANAGEMENT

         The following table sets forth the names, ages and all positions with FMLY currently held by each person who may be deemed an executive officer of FMLY. Executive officers serve at the discretion of the Board of directors. Unless otherwise noted, all references to FMLY include Family Room Entertainment Corporation and all its wholly owned subsidiaries:

         The following table sets forth the directors and executive officers of the FMLY:

Name                     Age           Executive Position Held
----                     ---           -----------------------
George Furla             42            Co-Chairman, Chief Executive
                                       Officer and President, and
                                       Secretary/Treasurer
Randall Emmett           31            Co-Chairman, Chief Operating
                                       Officer and Ass't Secertary

Peter Benz *             42            Treasurer *

*Mr. Benz resigned as a Director and Officer of FMLY as of September 16, 2002

RANDALL EMMETT - CO-CHAIRMAN Mr. Emmett has extensive experience in the entertainment and film industry. He began his career with Simpson/Bruckheimer Films as an Assistant to the Producer after graduating from the New York School of Visual Arts in 1994. While at Simpson/Bruckheimer, Randall worked on film projects such as "Bad Boys" and "Crimson Tide". Randall later worked for International Creative Management ("ICM") as an Assistant within the Motion Picture Talent Division. Mr. Emmett jointly formed the current production company in 1998 and is principally responsible for talent, agency relationships and has joint responsibility for concept development.

GEORGE FURLA - CO-CHAIRMAN Mr. Furla has over 18 years of business experience in entertainment and financial services. He began his business career with Cantor Fitzgerald where he was a trader in the equity securities area. After spending several years with Cantor Fitzgerald, George then worked for Jones and Associates for 3 years in a similar capacity. In 1988, Mr. Furla left Jones and Associates to run a hedge fund, which he established. Mr. Furla entered the film business in 1995, financing several productions. George jointly formed the current production company in 1998 and is principally responsible for financing arrangements, distribution and has joint responsibility for concept development. Mr. Furla is a 1982 graduate of the University of Southern California with a degree in business administration.

PETER T. BENZ - TREASURER* Mr. Benz has over 15 years experience in the areas of investment banking and advisory services. Mr. Benz is the founding principal and President of Bi Coastal Consulting, a company founded in 1986 to work with small growth companies in the areas of financing, mergers/acquisition, funding strategy and general corporate development. Prior to founding Bi Coastal Consulting, Mr. Benz worked at Gilford Securities where he was responsible for Private Placements and Investment Banking activities. Mr. Benz has also founded three public companies and has served as a Director of four other public companies. Mr. Benz is a graduate of Notre Dame University. Mr. Benz resigned as a Director and Officer of FMLY as of September 16, 2002

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the FMLY's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of FMLY. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish FMLY with copies of all Section 16(a) forms they file.

         To the best of FMLY's knowledge, based solely on its review of the copies of such reports furnished to the company and written representations that no other reports were required during the fiscal year ended June 30, 2002, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

EXECUTIVE COMPENSATION

         The following table sets forth certain summary information regarding compensation paid by FMLY for services rendered during the fiscal years ended June 30, 2002 and 2001, respectively, to FMLY's Chief Executive Officer, President and Chief Financial Officer during such period.

                                                                                   Long Term Compensation
                                    Annual Compensation                          Awards             Payouts
                                 --------------------------------          ----------------------------------------
(a)                             (b)    (c)       (d)     (e)               (f)         (g)(3)  (h)           (I)
Name                                                     Other (2)                     Securities             All
and                                                      Annual            Restricted  Underlying             Other
Principal                                                Compen            Stock       Options/    LTIP       Compen
Position                       Year  Salary (1)  Bonus   sation($)         Award($)    Sar (#)     Payouts($) sation ($)
President/CEO                  2002  $  0          0      0                  0           0           0           0
Secretary,Treasurer            2002     0          0      0                  0           0           0           0
Director                       2002     0          0      0                  0           0           0           0
Key Personnel:                 2002     0          0      0                  0           0           0           0
Total:                               $  0          0      0                  0           0           0           0
Directors as a
GROUP                                $  0          0      0                  0           0           0           0

     (1) There are no existing employment agreements between the officers and FMLY.
     (2)  Executive Officers are not collecting any salary at this time.

Options/Share Grants in Last Fiscal Year
----------------------------------------

    NUMBER OF                      % OF TOTAL
                                   Securities        Options/SARS
                                   Underlying        Granted to
                                   Options/SARS      Employees in        Exercise or Base

NAME                                GRANTED           FISCAL YEAR         PRICE ($/SH)     EXPIRATION DATE
----                                -------           -----------         ------------     ---------------

George Furla, Co -CEO               300,000                     18.4%           $0.25            12/15/10
Randall Emmett, Co-CEO              300,000                     18.4%             0.25           12/15/10
Peter Benz, Secretary,Treasurer     300,000                     18.4%             0.25           12/15/10


         Aggregated Option/Sar Exercises

None exercised

EMPLOYMENT AGREEMENTS

George Furla and Randall Emmett do not have employment agreements.


EMPLOYEE AND DIRECTOR STOCK OPTION PLANS

None

COMPENSATION OF DIRECTORS

The Directors do not receive compensation.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of FMLY's Common Stock as of December 31, 2002 based on information available to FMLY by (I) each person who is known by FMLY to own more than 5% of the outstanding Common Stock based upon reports filed by such persons within the Securities and Exchange Commission; (ii) each of FMLY's directors; (iii) each of the Named Executive Officers; and (iv) all officers and directors of FMLY as a group.

Name and Address of                        Number of Shares
    Beneficial Owner                      Beneficially Owned   (1)  Percentage
---------------------------               -------------------       ----------

George Furla
The Lot, Mary Pickford Bldg., Suite 101
1041 North Formosa Ave.
Hollywood, CA.   90046                          5,169,334            23.39%

Randall Emmett
The Lot, Mary Pickford Bldg., Suite 101
1041 North Formosa Ave.
Hollywood, CA.   90046                          3,535,666            16.32 %

Peter Benz
543 Virginia Avenue
San Mateo, CA.  94402                           2,688,665            12.42 %

Total                                          11,357,332            52.43 %
---------                                      ----------            -------



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         As at June 30, 2000, George Furla has loaned FMLY under a Convertible Note Payable amounting to $350,000 (see Note 8 of Notes to Financial Statements). Subsequently to June 30, 2000 George Furla has loaned the FMLY approximately an additional $ 850,000 under a Convertible Notes Payable.

         As of June 30, 2001, George Furla's loan to FMLY had an outstanding balance of $98,263. This note was amended to be non convertible. (see Note 8 of Notes to Financial Statements)

         As of June 30, 2002, George Furla's loan to FMLY under a Note Payable had a outstanding balance of $357,168. Subsequently to June 30, 2002, George Furla has loaned FMLY approximately an additional $ 28,600. Additionally, subsequent to June 30, 2002, FMLY made a repayment of $33,000.

         As of December 31, 2002 George Furla's loan to FMLY under a Note Payable had an outstanding balance of $440,129. Subsequently to December 31, 2002, George Furla has loaned FMLY approximately an additionally 10,000. Additionally, subsequent to December 31, 2002, FMLY made a repayment of $150,000.

         As of June 30, 2002, Peter Benz loaned FMLY $17,000 under a Note Payable. Subsequent to June 30, 2002, this loan was repaid in full.

         As of June 30, 2002, Randall Emmett Loaned FMLY $50,000 under a Note Payable.
Additionally, Randall Emmett, subsequent to June 30, 2002, has loaned FMLY approximately $2,000. As of June 30, 2002, approximately $ 12,000 has been repaid.

         As of December 31, 2002 Randall Emmett's loan to FMLY under a Note Payable had an outstanding balance of $ 30,084. As of December 31, 2002 approximately $18,740 has been advanced and/or repaid.

         During the fiscal year ending June 30, 2002, FMLY received under certain contractual agreements, in relation to producer fees, for certain of FMLY's affiliation with third party film producers that began during fiscal 2002. FMLY paid George Furla $15,500 and Randall Emmett $17,250.

         During the six months ending December 31, 2002 FMLY received under certain contractual agreements, in relation to producer fees from affilation with third party film producers that began during the six month period ending

December 31, 2002. FMLY paid to George Furla $ 58,000 and Randall Emmett $ 71,000..

DESCRIPTION OF SECURITIES

GENERAL
-------

As of the date of this registration statement, the Company has authorized of 200,000,000 shares of Common Stock at $.01 par value, of which 24,187,536 shares are issued and outstanding at March 7, 2003, plus 5,000,000 authorized shares of $.01 par value per share Preferred Stock and no preferred shares are issued and outstanding at March 7, 2003.

The following is a description of the securities of FMLY taken from provisions of our Company's Articles of Incorporation and By-laws, each as amended. The following description is a summary and is qualified in its entirety by the above referenced provisions of the Articles of Incorporation and By-laws as currently in effect. The following description includes all material provisions of the applicable sections of the underlying documents in the summary.

Common Stock
------------

Each holder of Common Stock is entitled to receive ratable dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. As of the date of this Offering Circular, the Company has not paid any dividends on its Common Stock, and none are contemplated in the foreseeable future. It is anticipated any earnings that may be generated from operations of the Company will be used to finance the growth of the Company.

Voting power is vested in the holders of the Common Stock and in holders of Preferred Stock if so declared by the Board of Directors upon creation of any series of Preferred Stock which might subsequently be issued. No Preferred Stock is currently issued and outstanding and no series of Preferred Stock declaring the rights of the holders has been created by the Board of Directors and the Board of Directors does not anticipate creating any series of Preferred Stock or issuing any shares of Preferred Stock at any time in the foreseeable future.

Cumulative voting is not permitted, meaning that each shareholder may cast one vote for each share owned by such shareholder on each matter brought before a meeting of shareholders upon which a vote is taken.

The holders of Common Stock will have no preemptive, subscription, conversion or redemption rights. Upon liquidation, dissolution or winding-up of the Company, the holders of the Common Stock are entitled to receive pro rata the assets of the Company, if any remaining after payment of all debts and liabilities and all claims by holders of Preferred Stock.

Preferred Stock
---------------

The Board of Directors has been empowered to create one or more series of Preferred Stock and to define the rights and preferences of the shares in any one series as against all other shares of Preferred Stock and as against shares of common stock. No creation of any series of Preferred Stock is completed by the Board of Directors in the foreseeable future.

PENNY STOCK DISCLOSURE REQUIREMENTS:
------------------------------------

See discussion in risk factor section, page 11, with the heading "Penny Stock issues may be difficult for an investor to dispose of."


SHARES ELIGIBLE FOR FUTURE SALE
-------------------------------

On the date of this offering, FMLY has 24,187,536 shares of Common Stock outstanding. Sales of a substantial number of shares of FMLY's Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. FMLY is registering with this document 21,916,666 shares of Common Stock for resale, all of which will be freely tradable without restriction or further registration under the Securities Act. This includes:

SELLING SHAREHOLDERS
--------------------

The Shares being offered for resale by our Selling Stockholders are issuable in accordance with ss. 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"),

WARRANTS AND OPTIONS:
---------------------

On January 10, 2003, FMLY issued two Warrants to purchase common stock of FMLY. One to purchase 750,000 common shares at a per share exercise price of $.35 per share, and second warrant to purchase 2,500,000 common shares at a per share exercise price of $3.00. These warrants expire in five years.

RECENT FINANCING
----------------

On January 10, 2003, FMLY entered into a Securities Purchase Agreement (the "Agreement") that calls for the issuance of a $500,000 Convertible Debenture, 8% annual interest rate that can be converted into shares of common stock. The Conversion Price per share shall be the lower of (i) $.30 ("Maximum Base Price") or (ii) sixty-five percent (65%) of the average of the three lowest Closing Bid Prices for the Common Stock.

The holder of the 8% convertible debentures may not convert its securities into shares of the Company's common stock if after the conversion, such holder, together with any of its affiliates, would beneficially own over 4.9% of the outstanding shares of the Company's common stock. This percent ownership restriction may be waived by each holder on not less than 61 days' notice to the Company. Since the number of shares of the Company's common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of the Company's common stock prior to a conversion, the actual number of shares of the Company's common stock that will be issued under the debentures owned by Alpha Capital Aktiengesellschaft cannot be determined at this time. Because of this fluctuating characteristic, we agreed to register a number of shares of the Company's common stock that exceeds the number of the Company's shares of common stock currently beneficially owned by Alpha Capital Aktiengesellschaft.

SELLING SHAREHOLDERS
--------------------

The table below sets forth information concerning the resale of shares of Common Stock by the Selling Stockholder. We will not receive any proceeds from the resale of the Common Stock by the Selling Stockholder nor will we receive proceeds from the exercise of the warrants.

Assuming all the shares registered below are sold by the Selling Stockholder, the Selling Stockholder will no longer continue to own any shares of our Common Stock.

The following table also sets forth the name of the person who is offering shares of common stock by this prospectus, the number of shares of common stock beneficially owned by such person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock such person will own after the offering, assuming he sells all of the shares offered.



                                    Shares Beneficially                  Shares         Shares Beneficially
                                    Owned                                Offered        Owned After Offering
Selling                             Prior to the                         For            If All Offered
Stockholder                         Offering                             Sale (3)       Shares Are Sold
-----------                         -----------------                    --------       -------------------

                                    Number of Shares   Percentage(2)                    Number of Shares  Percentage

Alpha Capital Aktiengesellschaft (1)    1,185,189           4.9%         21,916,666         0

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

The selling stockholder doe not hold any position or office, or has had any material relationship with us or any of our affiliates within the past three years.

         The selling shareholder is not a broker-dealer or an affiliate of a broker-dealer.

(1) Alpha Capital AG is a private investment fund that is owned by all its investors and managed by Mr. Konard Ackerman.

(2) Percentages are based on 24,187,536 shares of our common stock outstanding (includes the shares in this Offering) as of March 7, 2003.

(3) This column represents the total number of shares of common stock that each selling security holder intends to sell, based on the current market price.


PLAN OF DISTRIBUTION

Each selling stockholders will most likely sell their shares on the OTCBB.

Therefore, the selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholders will sell any or all of the common stock in this offering. The selling stockholders may use any one or more of the following methods when selling shares:

     o Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

     o Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

     o Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account.

     o An exchange distribution following the rules of the applicable exchange

     o    Privately negotiated transactions

     o    Short sales or sales of shares not previously owned by the seller

     o Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share

     o    A combination of any such methods of sale any other lawful method

The selling stockholders may also engage in:

     o Short selling against the box, which is making a short sale when the seller already owns the shares.

     o Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder.

     o Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

Because the following the selling shareholder is an "underwriter" within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements:

     o    Alpha Capital Aktiengesellschaft

We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling shareholders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify the Company and its directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

If we are notified by the selling stockholder that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

LEGAL PROCEEDINGS

In January 2003, the director of the movie Good Advice claimed that Good Advice, Inc., a subsidiary of the Company, owes him an additional $50,000 in director's fees and has requested an arbitration with the Directors Guild of America. An arbitration date has not been set; however, the Company feels that the claim is without merit.

EXPERTS

The financial statements of Family Room Entertainment Corporation at June 30, 2002 and 2001 as appeared in the prospectus.

The financial statements of Family Room Entertainment Corporation at June 30, 2002, appearing in this Prospectus and Registration Statement have been audited by Ham, Langston & Brezina, L.L.P., independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Legal matters concerning the issuance of shares of common stock offered in this registration statement will be passed upon by Naccarato & Associates, Owen Naccarato, Esq..

OTHER AVAILABLE INFORMATION

We are subject to the reporting requirements of the Securities and Exchange Commission (the "Commission"). We file periodic reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests should be directed to: George Furla

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 Act with the Commission in connection with the securities offered by this Prospectus. This Prospectus does not contain all of the information that is the registration statement, you may inspect without charge, and copy our filings, at the public reference room maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribe rates.

Information about the public reference room is available from the commission by calling 1-800-SEC-0330.

The commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the commission. The address of the site is www.sec.gov.
                                                               ------------
Visitors to the site may access such information by searching the EDGAR archives on this web site.

We have not authorized anyone to provide you with any information that is different.

The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where such offers and sales are permitted.

The information contained in this Prospectus is accurate as of the date of this prospectus. We will keep this prospectus up to date and accurate.

                              FINANCIAL STATEMENTS

OUR FINANCIAL STATEMENTS BEGIN ON PAGE F-1

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable

FINANCIAL STATEMENTS

                                                                                                Page
                                                                                                ----
INDEX TO AUDITED FINANCIAL STATEMENTS

Report of Independent Accountants                                                                F-3

Audited Financial Statements

  Consolidated Balance Sheet as of June 30, 2002
    and 2001                                                                                     F-4

  Consolidated Statement of Operations for the
    years ended June 30, 2002 and 2001                                                           F-5

  Consolidated Statement of Stockholders' Equity
    for the years ended June 30, 2002 and 2001                                                   F-6

  Consolidated Statement of Cash Flows for the
    years ended June 30, 2002 and 2001                                                           F-7

Notes to Consolidated Financial Statements                                                       F-8 to F-21



Consolidated Condensed Balance Sheets at
  December 31, 2002 (unaudited) and June 30, 2002                                                F-23

Unaudidted Consolidated Condensed Statements of
  Operations for the three months and six months
  ended December 31, 2002 and 2001                                                               F-24

Unaudited Consolidated Condensed Statement of Stockholders Equity for the six
  months ended December 31, 2002                                                                 F-25

Unaudited Consolidated Condensed Statements of Cash
  Flows for the six months ended December 31, 2002
  and 2001                                                                                       F-26
Notes to Unaudited Consolidated Condensed Financial
  Statements                                                                                     F-27 to F-31


                      FAMILY ROOM ENTERTAINMENT CORPORATION

                                   ----------




                        CONSOLIDATED FINANCIAL STATEMENTS
                     WITH REPORT OF INDEPENDENT ACCOUNTANTS
                   FOR THE YEARS ENDED JUNE 30, 2002 AND 2001

                      FAMILY ROOM ENTERTAINMENT CORPORATION

                                TABLE OF CONTENTS

                                   ----------

                                                                                               PAGE(S)
                                                                                               -------

Report of Independent Accountants                                                                F-3

Audited Financial Statements

  Consolidated Balance Sheet as of June 30, 2002
    and 2001                                                                                     F-4

  Consolidated Statement of Operations for the
    years ended June 30, 2002 and 2001                                                           F-5

  Consolidated Statement of Stockholders' Equity
    for the years ended June 30, 2002 and 2001                                                   F-6

  Consolidated Statement of Cash Flows for the
    years ended June 30, 2002 and 2001                                                           F-7

Notes to Consolidated Financial Statement                                                      F-8 to F-21

                        REPORT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------



To the Stockholders and Board of Directors
Family Room Entertainment Corporation:


We have audited the accompanying balance sheets of Family Room Entertainment Corporation (the "Company") as of June 30, 2002 and 2001, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Family Room Entertainment Corporation as of June 30, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                           /s/ Ham, Langston & Brezina, L.L.P.


Houston, Texas
September 10, 2002

                      FAMILY ROOM ENTERTAINMENT CORPORATION

                           CONSOLIDATED BALANCE SHEETS

                             JUNE 30, 2002 AND 2001

                                    --------


     ASSETS                                                                         2002                   2001
     ------                                                                      -----------            ----------

Cash and cash equivalents                                                        $    27,822            $  332,593
Marketable equity securities                                                            -                  954,175
Accounts receivable, net                                                             131,239               152,552
Notes receivable                                                                        -                  478,500
Film costs, net                                                                    1,801,918             2,861,998
Property and equipment, net                                                           51,476                58,938
Prepaid expenses and other                                                             8,836                51,881
                                                                                 -----------            ----------

      Total assets                                                               $ 2,021,291            $4,890,637
                                                                                 ===========            ==========


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Notes payable                                                                    $ 1,075,647            $  423,263
Accounts payable and accrued liabilities                                             160,253               117,625
Income tax payable                                                                      -                    6,500
                                                                                 -----------            ----------

    Total liabilities                                                              1,235,900               547,388
                                                                                 -----------            ----------

Commitments and contingencies

Stockholders' equity:
  Preferred stock; $.01 par value;
    5,000,000 shares authorized; no shares issued
    and outstanding                                                                     -                     -
  Common stock; $.01 par value; 25,000,000 shares
    authorized; 18,660,487 and 18,245,487 shares
    issued and outstanding at June 30, 2002 and 2001,
    respectively                                                                   1,866,049             1,824,549
  Additional paid in capital                                                       9,777,165             9,157,172
  Deferred compensation                                                              (37,333)              (52,000)
  Subscription receivable                                                            (16,000)                 -
  Accumulated deficit                                                            (10,804,490)           (6,586,472)
                                                                                 -----------            ----------
    Total stockholders' equity                                                       785,391             4,343,249
                                                                                 -----------            ----------

      Total liabilities and stockholders' equity                                 $ 2,021,291            $4,890,637
                                                                                 ===========            ==========



                   The accompanying notes are an integral part of these consolidated financial statements.

                      FAMILY ROOM ENTERTAINMENT CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                   FOR THE YEARS ENDED JUNE 30, 2002 AND 2001

                                   ----------

                                                                                       2002                2001
                                                                                    -----------         ----------

Revenue:
  Film revenue                                                                      $   816,142         $6,203,539
  Overhead fees                                                                            -               237,209
                                                                                    -----------         ----------

    Total revenue                                                                       816,142          6,440,748

Operating cost - amortization of film costs                                           2,742,877          5,516,565
                                                                                    -----------         ----------

      Gross profit                                                                   (1,926,735)           924,183

Selling, general and administrative                                                   1,776,771            646,535
                                                                                    -----------         ----------

      Income (loss) from operations                                                  (3,703,506)           277,648
                                                                                    -----------         ----------

Other income (expenses):
  Interest income                                                                       218,124             58,768
  Interest expense                                                                      (60,000)          (265,568)
  Loss on marketable equity securities                                                 (679,136)              -
                                                                                    -----------         ----------

    Total other income (expenses), net                                                 (521,012)          (206,800)
                                                                                    -----------         ----------

    Income (loss) before benefit (provision) for
      income taxes                                                                   (4,224,518)            70,848

Benefit (provision) for income taxes                                                      6,500             (6,500)
                                                                                    -----------         ----------

      Net income (loss)                                                             $(4,218,018)        $   64,348
                                                                                    ===========         ==========

Weighted average number of common shares outstanding:
  Basic                                                                              18,638,884         18,245,487
                                                                                    ===========         ==========

  Fully diluted                                                                      18,638,884         18,741,112
                                                                                    ===========         ==========

Net income (loss) per common share-basic and
  fully diluted                                                                     $     (0.23)        $     0.00
                                                                                    ===========         ==========


                   The accompanying notes are an integral part of these consolidated financial statements.
                                       F-5

                      FAMILY ROOM ENTERTAINMENT CORPORATION

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                   FOR THE YEARS ENDED JUNE 30, 2002 AND 2001

                                   ----------


                                                                   ADDITIONAL
                                            COMMON STOCK            PAID-IN    DEFERRED     SUBSCRIPTION  ACCUMULATED
                                         SHARES        AMOUNT       CAPITAL   COMPENSATION   RECEIVABLE     DEFICIT      TOTAL
                                       ----------    ----------   ----------  ------------  ------------  ------------ ----------

Balance at June 30, 2000               18,245,487    $1,824,549   $9,197,770  $     -       $     -       $(6,650,820) $4,371,499

Cancellation of conversion
  feature attached to conver-
  tible debt                                 -            -         (126,848)       -             -             -        (126,848)

Issuance of compensatory stock
  options                                    -            -           86,250     (52,000)         -             -          34,250

Net income                                   -            -             -           -             -            64,348      64,348
                                       ----------    ----------   ----------  ------------  ------------  ------------ ----------

Balance at June 30, 2001               18,245,487     1,824,549    9,157,172     (52,000)         -        (6,586,472)  4,343,249

Common stock issued for cash              157,080        15,708       57,792        -          (16,000)         -          57,500

Exercise of stock options                  15,000         1,500        6,000        -             -             -           7,500

Repricing of compensatory stock
  options                                    -             -         406,828      14,667          -             -         421,495

Common stock issued for legal
  Services                                242,920        24,292       89,373        -             -             -         113,665

Value of conversion feature
  associated with convertible
  debt                                       -             -          60,000        -             -             -          60,000

Net loss                                     -             -            -           -             -        (4,218,018) (4,218,018)
                                       ----------    ----------   ----------  ------------  ------------  ------------ ----------

Balance at June 30, 2002               18,660,487    $1,866,049   $9,777,165  $  (37,333)   $  (16,000)   $(10,804,490)$  785,391
                                       ==========    ==========   ==========  ============  ============  ============ ==========


                   The accompanying notes are an integral part of these consolidated financial statements.
                                       F-6

                      FAMILY ROOM ENTERTAINMENT CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                   FOR THE YEARS ENDED JUNE 30, 2002 AND 2001

                                   -----------

                                                                                         2002                2001
                                                                                      -----------         ----------

Cash flows from operating activities:
  Net income (loss)                                                                   $(4,218,018)        $   64,348
  Adjustment to reconcile net loss to net cash used
    by operating activities:
    Compensatory stock options and stock issuances                                        535,160             34,250
    Film cost amortization and write-offs                                               2,742,877          5,516,565
    Depreciation                                                                            7,563              6,374
    Software amortization                                                                  17,013             12,229
    Provision for doubtful accounts                                                          -              (180,000)
    Amortization of debt costs                                                             60,000            107,500
    Accretion of discount                                                                (196,500)           (28,500)
    Loss on marketable equity securities                                                  679,136               -
    Change in operating assets and liabilities:
      Decrease (increase) in accounts receivable                                           21,313           (434,955)
      Decrease (increase) in prepaid expenses and other
        assets                                                                             43,045            (51,881)
      Additions to film costs                                                          (1,682,797)        (3,391,175)
      Increase (decrease) in accounts payable and
        accrued liabilities                                                                42,628         (2,192,007)
      Increase (decrease) in income taxes payable                                          (6,500)             6,500
                                                                                      -----------         ----------

          Net cash used by operating activities                                        (1,955,080)          (530,752)
                                                                                      -----------         ----------

Cash flows from investing activities:
  Proceeds from sale of marketable equity securities                                      275,039               -
  Collection of notes receivable                                                          675,000               -
  Investment in notes receivable                                                             -              (450,000)
  Purchase of property and equipment                                                      (17,114)           (23,155)
                                                                                      -----------         ----------

          Net cash provided (used) by investing activities                                932,925           (473,155)
                                                                                      -----------         ----------

Cash flows from financing activities:
  Proceeds from notes payable and revolving line of
    credit                                                                              1,092,362          3,567,000
  Proceeds from sale of common stock                                                       65,000               -
  Payments on note payable and revolving line of credit                                  (439,978)        (3,601,737)
                                                                                      -----------         ----------
          Net cash provided (used) by financing
            activities                                                                    717,384            (34,237)
                                                                                      -----------         ----------

Decrease in cash and cash equivalents                                                    (304,771)        (1,038,144)

Cash and cash equivalents at beginning of period                                          332,593          1,370,737
                                                                                      -----------         ----------

Cash and cash equivalents at end of period                                            $    27,822         $  332,593
                                                                                      ===========         ==========

                   The accompanying notes are an integral part of these consolidated financial statements
                                       F-7

                      FAMILY ROOM ENTERTAINMENT CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               -----------------


1.     THE COMPANY
       -----------

       Family Room Entertainment Corporation (the "Company"), a New Mexico corporation, is a motion picture company involved in the creative development, production, distribution, licensing and financing of motion pictures and the internet content that supports those motion pictures. The Company's distribution markets include primarily the United States and Canadian markets, but extend to other markets worldwide. The significant business activities of the Company constitute one business segment, filmed entertainment.


2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
       ------------------------------------------

       PRINCIPLES OF CONSOLIDATION
       ---------------------------

       The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

       UNCLASSIFIED CONSOLIDATED BALANCE SHEET
       ---------------------------------------

       In accordance with the provisions of Statement of Position 00-2 ("SOP 00-2"), the Company presents an unclassified consolidated balance sheet because the Company has an operating cycle of approximately three years.

       ACCOUNTING ESTIMATES
       --------------------

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

       REVENUE RECOGNITION
       -------------------

       Revenue from the distribution of motion pictures is recognized as earned under the criteria established by SOP 00-2. The Company's revenue cycle is generally one to three years, with the expectation that substantially all revenue will be recognized in the first two years of individual motion pictures. In accordance with SOP 00-2, the Company considers revenue earned when all of the following have occurred:

     o    The Company has a valid sale or licensing agreement in place.
     o The motion picture is complete and in accordance with the agreement with the customer. o The motion picture has been delivered or is deliverable.
     o    The license period has begun.
     o The revenue is fixed or determinable and collection is reasonably assured.

                      FAMILY ROOM ENTERTAINMENT CORPORATION

                                   ----------


2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
       -----------------------------------------------------

       FILM COSTS
       ----------

       Film costs include costs to acquire, develop and/or produce feature motion pictures: mainly salaries, equipment, overhead, participation costs and exploitation costs. Production costs in excess of reimbursable amounts are capitalized. Once a film is released, any film production costs capitalized is amortized in the proportion that the revenue during the year for each film bears to the estimated revenue to be received from all sources under the individual film forecast method. Estimates of anticipated total gross revenues are reviewed periodically and revised when necessary. Unamortized film production costs are compared with net realizable value each reporting period on a film-by-film basis. If estimated gross revenues are not sufficient to recover the unamortized film production costs, the unamortized film production costs are written down to their estimated net realizable value.

       CASH EQUIVALENTS
       ----------------

       The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

       MARKETABLE EQUITY SECURITIES
       ----------------------------

       The Company has classified all marketable equity securities for which there is a determinable fair market value and there are no restrictions on the Company's ability to sell the security within the next twelve months as available-for-sale. In accordance with the provisions of Financial Accounting Standards Board ("FASB") Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities", available-for-sale securities are carried at fair value, with unrealized gains and losses reported as a separate component of stockholders' equity net of applicable income taxes. Realized gains and losses and declines in value deemed to be other-than-temporary on available-for-sale securities are included in other income. The cost basis for realized gains and losses on available-for-sale securities is determined on a specific identification basis. As of June 30, 2001, the Company's investment in available-for-sale securities had a fair market value that approximated cost.

       PROPERTY AND EQUIPMENT
       ----------------------

       Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over estimated useful lives ranging from three to five years. These assets are periodically reviewed for impairment whenever changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Impaired assets and assets to be disposed of are reported at the lower of carrying values or fair values, less costs of disposal.

       INCOME TAXES
       ------------

       The Company uses the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end. The Company provides a valuation allowance to reduce deferred tax assets to their net realizable value.

                      FAMILY ROOM ENTERTAINMENT CORPORATION

                                -----------------


2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
       -----------------------------------------------------

       INTEREST
       --------

       Costs associated with the maintenance of debt are charged to expense or capitalized to the extent debt is used for productions.

       NET LOSS PER COMMON SHARE
       -------------------------

       Basic loss per common share amounts is based on the weighted average number of common shares outstanding during the respective periods. Dilutive loss per common share amounts is based on the weighted average common shares outstanding during the period and shares assumed issued upon conversion of stock options when the effect of such conversions would have been dilutive to net loss. There is no assumed conversion of stock options for 2002 or 2001 because the effect would be anti-dilutive.

       STOCK-BASED COMPENSATION
       ------------------------

       Stock-based compensation is accounted for using the intrinsic value method prescribed in Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees", rather than applying the fair value method prescribed in Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation". The Company applies the disclosure only provisions of SFAS No. 123.

       COMPREHENSIVE INCOME
       --------------------

       In June 1997, the FASB issued SFAS 130, "Reporting Comprehensive Income" ("SFAS 130") which establishes standards for the reporting of comprehensive income and its components in financial statements. Comprehensive income consists of net income and other gains and losses affecting stockholder's equity that, under generally accepted accounting principles, are excluded from net income, such as unrealized gains and losses on investments available for sale, foreign currency translation gains and losses and minimum pension liability. For the years ended June 30, 2002 and 2001, the Company's financial statements include none of the additional elements that affect comprehensive income. Accordingly, net income and comprehensive income are identical.

       RECLASSIFICATIONS
       -----------------

       Certain amounts included in the financial statements for 2001 have been reclassified to conform to 2002 financial statement presentation.

       FAIR VALUE OF FINANCIAL INSTRUMENTS
       -----------------------------------

       The Company includes fair value information in the notes to the financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

                      FAMILY ROOM ENTERTAINMENT CORPORATION

                              -------------------


2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
       -----------------------------------------------------

       CONCENTRATION OF CREDIT RISK
       ----------------------------

       Cash, accounts receivable and notes receivable are the primary financial instruments that subject the Company to concentrations of credit risk. The Company maintains its cash in banks selected based upon management's assessment of the bank's financial stability. Balances often exceed the $100,000 federal depository insurance limit; however, the Company has experienced no losses on deposits.

       Accounts receivable arise primarily from transactions with customers in California. The Company performs credit reviews of its customers and provides a reserve for accounts where collectibility is uncertain. Collateral is not required for credit granted. Notes receivable at June 30, 2001 arose from transactions with a single customer. The Company required collateral, in the form of security interests in various film projects, for credit granted.

       RECENTLY ISSUED PRONOUNCEMENTS
       ------------------------------

       In June 2001, the Financial Accounting Standards Board issued SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 eliminates the amortization of goodwill and requires that goodwill be reviewed annually for impairment. SFAS No. 142 also requires that the useful lives of previously recognized intangible assets be reassessed and the remaining amortization periods be adjusted accordingly. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 and affects all goodwill and other intangible assets recorded on the Company's balance sheet at that date, regardless of when the assets were initially recorded. The implementation of SFAS No. 142 is not expected to have a material impact on the Company's results of operations or financial position.

       In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". SFAS No. 143 addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for fiscal years beginning after June 15, 2002. The Company does not expect the implementation of SFAS No. 143 to have a material impact on the Company's results of operation or financial position.

       In July 2001, the FASB issued SFAS No. 144, "Impairment or Disposal of Long-Lived Assets", which is effective for fiscal years beginning after December 15, 2001. The provisions of this statement provide a single accounting model for impairment of long-lived assets. The Company does not expect the implementation of SFAS No. 144 to have a material impact on the Company's results of operation or financial position.

                      FAMILY ROOM ENTERTAINMENT CORPORATION

                              --------------------


3.     MARKETABLE EQUITY SECURITIES
       ----------------------------

       Marketable equity securities at June 30, 2001 consisted of the common stock of Miracle Entertainment, Inc. ("Miracle"), a Canadian company. The Company received these shares in payment of accounts receivable for overhead fees and reimbursement of operating development costs. Miracle trades on the over-the-counter market and is an extremely volatile security that generally responds negatively when large positions are sold. Accordingly, during 2001 Miracle issued the Company additional shares when its stock price declined and the decline was not expected to be temporary. The Company's marketable equity securities are considered available-for-sale at June 30, 2001. During the year ended June 30, 2002, Miracle and the Company continued to engage in various business transactions although the financial position of Miracle declined. During 2002 management changes at Miracle caused the Company's business relationship with Miracle to change dramatically. Miracle no longer offered the Company additional shares when the share value declined and market value changes in Miracle's stock resulted in the Company recognizing losses of $679,136 on marketable equity securities in 2002.


4.     ACCOUNTS RECEIVABLE
       -------------------

       Accounts receivable at June 30, 2002 and 2001 consisted of the following:

                                                           2002         2001
                                                        ----------   ----------
       Accounts receivable for overhead fees and
         reimbursement of operating development costs   $     -      $   52,552
       Accrued receivables from film distribution          131,239      100,000
                                                        ----------   ----------

                                                        $  131,239   $  152,552
                                                        ==========   ==========

       Two customers account for all receivables at both June 30, 2002 and 2001 (See Note 15). The receivable for overhead fees and reimbursement of operating development costs is due from a single participant in a film participation agreement at June 30, 2001.


5.     NOTES RECEIVABLE
       -----------------

       Notes receivable at June 30, 2001 consisted of amounts due from a single film production company for film completion loans. The notes were issued at a discount and, in addition to interest to maturity, provide the Company with a participation in the profits of certain film projects owned by the debtor. These notes matured at various dates through December 2001 and bore interest at a weighted average effective rate that exceeds 100% per year. Following is an analysis of notes receivable at June 30, 2001:

       Contractual balance of notes                                 $  700,000

       Less discount at issuance                                      (250,000)

       Plus discount amortization in 2001                               28,500
                                                                    ----------

                                                                    $  478,500
                                                                    ==========

                      FAMILY ROOM ENTERTAINMENT CORPORATION

                                ---------------

6.     FILM COSTS
       -----------

       Film costs and related amounts capitalized at June 30, 2002 and 2001, and related activity during the years then ended were as follows:

                                                                                    DEVELOPMENT
                                                                      IN             AND PRE-
                                                   RELEASED       PRODUCTION        PRODUCTION         TOTAL
                                                  ----------      ----------        ----------       ----------
       Net film cost balance at June 30,
         2000                                     $   40,861      $3,389,589        $1,556,938       $4,987,388
                                                  ----------      ----------        ----------       ----------

       Cost of acquiring film rights
         in 2001                                        -               -              835,448        1,007,260
       Production costs incurred during
         2001                                           -          2,308,915              -           2,308,915
       Interest cost capitalized during
         2001                                           -             75,000              -              75,000
       Transfers of film costs between
         categories in 2001                        5,792,497      (5,773,504)          (18,993)            -
                                                  ----------      ----------        ----------       ----------

         Total film costs incurred and
           paid by the Company during
           2001                                    5,792,497      (3,389,589)        1,988,267        3,391,175
                                                  ----------      ----------        ----------       ----------

           Net film cost balance before
             2001 amortization and write
             offs                                  5,833,358            -            2,545,205        8,378,563

       Less film cost amortization and
         write offs during 2001                   (4,799,538)           -             (717,027)      (5,516,565)
                                                  ----------      ----------        ----------       ----------

       Net film cost balance at June 30,
         2001                                      1,033,820            -            1,828,178        2,861,998
                                                  ----------      ----------        ----------       ----------

       Cost of acquiring film rights
         in 2002                                     624,444          -                   -             624,444
       Production costs incurred during
         2002                                           -            221,967           821,326        1,043,293
       Interest cost capitalized during
         2002                                           -             13,814             1,246           15,060
       Transfers of film costs between
         categories in 2002                        1,190,168          (8,235)        (1,181,933)           -
                                                  ----------      ----------        -----------      ----------

         Total film costs incurred and
           paid by the Company during
           2002                                    1,814,612         227,546          (359,361)       1,682,797
                                                  ----------      ----------        ----------       ----------

           Net film cost balance before
             2002 amortization and write
             offs                                  2,848,432         227,546         1,468,817        4,544,795

       Less film cost amortization and
         write offs during 2002                   (1,881,508)        (75,546)         (785,823)      (2,742,877)
                                                  ----------      ----------        ----------       ----------

       Net film cost balance at June 30,
             2002                                 $  966,924      $  152,000        $  682,994       $1,801,918
                                                  ==========      ==========        ==========       ==========


                      FAMILY ROOM ENTERTAINMENT CORPORATION

                             ---------------------

6.     FILM COSTS, CONTINUED
       ---------------------

       Following is an analysis of film cost amortization, write-downs and write-offs, by project and project type, for the years ended June 30, 2002 an 2001:

                                                                                2002                2001
                                                                             ----------          ----------

       RELEASED PROJECTS - AMORTIZATION

         Held for Ransom                                                     $    2,698          $  193,162
         Good Advice                                                          1,177,959           3,918,564
         Speedway Junkie                                                        163,427                -
         Badge                                                                    3,656             312,269
         Narc                                                                    84,075             314,852
         Ticker                                                                 317,750                -
         Hard Money (a/k/a In God We Trust)                                     131,943                -
         Total of other individual projects with costs
           less than $100,000                                                      -                 60,691
                                                                             ----------          ----------

           Totals                                                             1,881,508           4,799,538
                                                                             ----------          ----------


       PROJECTS IN DEVELOPMENT OR PRE-PRODUCTION - WRITE-DOWNS AND WRITE-OFFS

         Imagining Argentina                                                        -               208,850
         Unholy Alliance                                                            -               303,583
         Going After Caciatto                                                       -               153,252
         Street Pirates                                                         100,644                -
         Grizzly Wilderness Project                                             352,602                -
         Total of other individual projects with costs
           less than $100,000                                                   408,123              43,842
                                                                             ----------          ----------

           Totals                                                               861,369             717,027
                                                                             ----------          ----------

       Total all projects                                                    $2,742,877          $5,516,565
                                                                             ==========          ==========


       Following is the percentage make-up of net film costs at June 30, 2002 and 2001:

                                                                                2002                2001
                                                                             ----------          ----------

         Good Advice                                                              33%                 53%
         Ticker                                                                  -                    11
         Grizzly Wilderness Project                                              -                    12
         Speedway Junkie                                                           6                 -
         Devil and Daniel Webster                                                 15                 -
         After Sex                                                                 6                 -
         Held for Ransom                                                           9                 -
         Shottas                                                                   8                 -
         Total of other individual projects less than 5%                          23                  25
                                                                                ----                ----

                                                                                 100%                100%
                                                                                ====                ====


                      FAMILY ROOM ENTERTAINMENT CORPORATION

                               -----------------

6.     FILM COSTS, CONTINUED
       ---------------------

       All write-offs during the years ended June 30, 2002 and 2001 were the result of management's decisions to abandon the projects. Management's decisions were based on their analysis of the anticipated economic benefit from each project. Management believes that on the average, projects currently in release will be amortized within three years.

       Following is an analysis of revenues, by project, for the years ended June 30, 2002 and 2001:

                                                                                2002                2001
                                                                             ----------          ----------
         FILM PRODUCTION

         Good Advice                                                         $     -             $4,500,000
         Speedway Junkie                                                        250,000                -
         Badge                                                                     -                363,077
         Devil and Daniel Webster                                               250,000                -
         Narc                                                                      -                572,767
                                                                             ----------          ----------

           Total film production                                                500,000           5,435,844
                                                                             ----------          ----------

         PRODUCER FEES

         Held for Ranson                                                         55,000                -
         Good Advice                                                               -                 50,000
         Speedway Junkie/Devil and Daniel Webster                                60,000             475,534
         Badge                                                                     -                113,077
         Narc                                                                    16,000              99,084
         Try Seventeen                                                           60,000                -
         In God We Trust                                                         28,350                -
         Cutaway                                                                 70,000                -
                                                                             ----------          ----------

           Total producer fees                                                  289,350             737,695
                                                                             ----------          ----------

             Total film revenue                                                 789,350           6,173,539

       Overhead fees                                                             26,792             267,209
                                                                             ----------          ----------

           Total revenue                                                     $  816,142          $6,440,748
                                                                             ==========          ==========


7.     PROPERTY AND EQUIPMENT
       ----------------------

       Property and equipment at June 30, 2002 and 2001 consisted of the following:


                                                             LIFE              2002                2001
                                                            -------         ----------          ----------

       Office furniture                                     7 years         $    4,436          $     -
       Computer equipment                                   5 years             36,482              34,706
       Software                                             3 years             56,490              45,588
                                                                            ----------          ----------

                                                                                97,408              80,294
       Less accumulated depreciation
         and amortization                                                      (45,932)            (21,356)
                                                                            ----------          ----------

                                                                            $   51,476          $   58,938
                                                                            ==========          ==========

                      FAMILY ROOM ENTERTAINMENT CORPORATION

                              --------------------

7.     PROPERTY AND EQUIPMENT, CONTINUED
       ---------------------------------

       During the years ended June 30, 2002 and 2001, depreciation and amortization expense was $24,576 and $18,603, respectively.


8.     NOTES PAYABLE
       -------------

       Notes payable at June 30, 2002 and 2001 consisted of the following:

                                                                                      2002                2001
                                                                                   ----------          ----------

       Note payable to a bank under a $500,000 revolving line of credit, bearing interest at the bank's prime rate (4.75% at June 30, 2002) plus 1.5%
         per year and due December 31, 2002. This note is collateralized by the guarantees of two major
         stockholders/directors/officers of the Company.                           $  460,436          $     -

       Notes payable (the "Stockholder Notes") to three major
         stockholders/directors/officers of the Company. These notes, bearing interest at 10.0% per year, are due on demand and are collateralized
         by substantially all assets of the Company.                                  415,211              98,263

       Note payable to certain investors (the "Investor Note") that currently bears no interest and is repayable on demand. The proceeds from the
         Investor Note are to be invested by the Company in an appropriate film project that will collat- eralize its repayment and provide an expected
         return of 30% to the Investor.                                               200,000             325,000
                                                                                   ----------          ----------

                                                                                   $1,075,647          $  423,263
                                                                                   ==========          ==========


       All notes payable are due during the year ending June 30, 2001. Interest incurred during the years ended June 30, 2002 and 2001 was as follows:


                                                                  2002             2001
                                                               ----------       ----------

         Interest charged to expense                          $   60,000        $  265,568

         Interest capitalized in film costs                       15,060            75,000
                                                              ----------        ----------

           Total interest incurred                            $   75,060       $  340,568
                                                              ==========       ==========

         Interest expense paid in cash                        $   15,060        $  265,568
                                                              ==========        ==========


                      FAMILY ROOM ENTERTAINMENT CORPORATION

                              -------------------


8.     NOTES PAYABLE, CONTINUED
       ------------------------

       The Company periodically raises capital to participate in film projects that management feels will provide good current returns to the Company and the potential for participation in future profits. In its capital raising activities the Company is sometimes dependent on certain members of management and stockholders to provide or locate sources of capital. Accordingly, included in total interest charges for the year ended June 30, 2001 is $115,815 of interest expense paid or payable to a major stockholder/officer of the Company. Also included in interest expense during the years ended June 30, 2002 and 2001 is $60,000 and $32,500, respectively, of interest expense related to the amortization of loan origination costs and discounts on the Investor Notes. Such loan costs were paid to a major stockholder/officer of the Company during 2001.


9.     ACCOUNTS PAYABLE AND ACCRUED LIABILITIES
       ----------------------------------------

       Accounts payable and accrued liabilities at June 30, 2002 and 2001 consisted of the following:

                                                       2002             2001
                                                    ----------       ----------

       Accounts payable                             $   45,570       $    6,225
       Accrued film costs                               81,400          106,400
       Accrued professional fees and other              33,283            5,000
                                                    ----------       ----------

                                                    $  160,253       $  117,625
                                                    ==========       ==========

10.    INCOME TAXES
       ------------

       The Company has incurred significant operating losses since its inception and, therefore, has not generally been subject to federal income taxes. As of June 30, 2002, the Company had net operating loss ("NOL") carryforwards for income tax purposes of approximately $5,208,000, which expire in 2002 through 2022. Under the provisions of Section 382 of the Internal Revenue Code the greater than 50% ownership changes that occurred in the Company in connection with the Sales Transaction, subsequent Asset Purchase and private placement of the Company's common stock severely limited the Company's ability to utilize its NOL carryforward to reduce future taxable income and related tax liabilities. Additionally, because United States tax laws limit the time during which NOL carryforwards may be applied against future taxable income, the Company will be able to use only approximately $3,330,000 of its NOL for federal income tax purposes should the Company generate sufficient taxable income.

       The composition of deferred tax assets and the related tax effects at June 30, 2002 and 2001 are as follows:

                                                                                   2002             2001
                                                                                ----------       ----------
       Deferred tax assets:
         Net operating losses                                                   $1,762,998       $  954,800
         Valuation allowance                                                    (1,757,998)        (953,200)
                                                                                ----------       ----------
             Total deferred tax assets                                               5,000            1,600
       Deferred tax liabilities:
         Basis of property and equipment                                             5,000            1,600
                                                                                ----------       ----------

             Net deferred tax asset                                             $     -          $     -  _
                                                                                ==========       ==========

               FAMILY ROOM ENTERTAINMENT CORPORATION

                              -------------------

10.    INCOME TAXES, CONTINUED
       -----------------------

       The difference between the income tax benefit (provision) in the accompanying statement of operations and the amount that would result if the U.S. Federal statutory rate of 34% were applied to pre-tax income
       (loss) for the years ended June 30, 2002 and 2001 is as follows:

                                                               2002                           2001
                                                        -----------------------       ------------------------
                                                          AMOUNT             %           AMOUNT        %
                                                        ----------    ---------       ----------    ----------
       Benefit (provision) for income
         tax at federal statutory rate                  $1,334,126          34%       $  (21,878)        (34)%
       Effect of graduated rates                              -             -             11,087          17
       Non-deductible compensation
       and interest                                       (595,160)        (14)             -             -
       Use of net operating losses and
         other                                              (5,546)         -                152          -
       Loss of net operating losses                        (22,122)         -           (143,461)       (223)
       Change in valuation allowance                      (804,798)        (20)          147,600         230
                                                        ----------    --------        ----------    ----------

                                                        $    6,500          - %       $   (6,500)        (10)%
                                                        ==========    ========        ==========    ==========


       The (provision) benefit for income taxes for the years ended June 30, 2002 and 2001 consists of the following:

                                                       2002             2001
                                                    ----------       ----------

       Current portion:
         State                                      $   (1,500)      $    1,500
         Federal                                        (5,000)           5,000
                                                    ----------       ----------

                                                        (6,500)           6,500
                                                    ----------       ----------

       Deferred benefit:
         State                                            -                -
         Federal                                          -                -  _
                                                    ----------       ----------

       Total (provision) benefit for income taxes   $   (6,500)      $    6,500
                                                    ==========       ==========


       The Company made no cash payments for income taxes in 2002 or 2001.


11.    COMMITMENTS
       -----------

       LEASE AGREEMENT
       ---------------

       The Company operates in leased facilities under a month to month lease with a current base rental rate of approximately $6,000 per month. Management expects to continue operating under the present month to month lease, but believes that the leased premises can be replaced under no less favorable terms without disruption to the Company's operations. Total rent expense under operating leases for the years ended June 30, 2002 and 2001 was $81,024 and $77,812, respectively.

                      FAMILY ROOM ENTERTAINMENT CORPORATION

                                ----------------

12.    STOCKHOLDERS' EQUITY
       --------------------

       COMMON STOCK
       ------------

       During 2002, the Company's stockholders approved an increase in the number of authorized shares of common stock from 25,000,000 shares to 200,000,000 shares.

       STOCK OPTIONS
       -------------

       The Company periodically issues incentive stock options to key employees, officers, and directors to provide additional incentives to promote the success of the Company's business and to enhance the ability to attract and retain the services of qualified persons. The issuance of such options are approved by the Board of Directors. The exercise price of an option granted is generally determined by the fair market value of the stock on the date of grant; however, certain options granted during the year ended June 30, 2002 and 2001 included below market exercise prices and the Company recognized $461,762 and $34,250, respectively, of compensation related to those grants and repricing of existing options.

       The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation", requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, when the exercise price of the Company's employee stock options is greater than or equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. However, when the exercise price is less than the underlying stock on the date of grant, compensation is recognized to the extent of the difference.

       Proforma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2002 and 2001: risk-free interest rate of 4.0% and 4.5%; no dividend yield; weighted average volatility factor of the expected market price of the Company's common stock of 70% and 60%; and a weighted-average expected life of the options of 3 years.

       The Black-Scholes option valuation model was developed for use in estimating fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                      FAMILY ROOM ENTERTAINMENT CORPORATION

                               ------------------

12.
13.    STOCKHOLDERS' EQUITY, CONTINUED
       -------------------------------

       STOCK OPTIONS, CONTINUED

       For purposes of proforma disclosures, the estimated fair value of the options is included in expense over the option's vesting period or expected life. The Company's proforma information follows:


                                                                                   2002             2001
                                                                                ----------       ----------

         Net income (loss) as reported                                          $4,250,785       $   64,348
         Proforma net income (loss)                                             $4,375,650       $   60,693
         Proforma basic and dilutive net income
           (loss) per common share                                              $    (0.24)      $     0.00

       A summary of the Company's stock option activity and related information for the years ended June 30, 2002 and 2001 follows:


                                                                         SHARES
                                                                         UNDER           WEIGHTED-AVERAGE
                                                                        OPTIONS           EXERCISE PRICE
                                                                      ----------        ------------------
       Outstanding at June 30, 2000                                      460,000              $0.50

       Granted                                                         1,480,000              $0.50
                                                                      ----------

       Outstanding at June 30, 2001                                    1,940,000              $0.50

       Granted                                                           160,000              $0.25
       Exercised                                                          15,000              $0.50
                                                                      ----------

       Outstanding at June 30, 2002                                    2,085,000              $0.25
                                                                      ==========

       The weighted-average fair value of options granted during the years ended June 30, 2002 and 2001 was approximately $0.28 and $0.26, respectively. During the year ended June 30, 2002, all options were repriced to bear an exercise price of $0.25 per share. The repricing of options resulted in a change to compensation expense of $376,695. A summary of outstanding stock options at June 30, 2002, follows:

                                                                      REMAINING
                                                                     CONTRACTUAL
           NUMBER OF SHARES              EXPIRATION DATE             LIFE (YEARS)         EXERCISE PRICE
           ----------------              ---------------             ------------         --------------

           Exercisable at June 30, 2002:
               460,000                   February 2004                   2.6                  $0.25
             1,213,334                   April 2005                      3.8                   0.25
                45,000                   December 2006                   4.5                   0.25
               100,000                   June 2007                       4.9                   0.25

           Not Exercisable at June 30, 2002:
               133,334                   April,2005                      3.8                   0.25
             ---------

             2,085,000
            ==========


                      FAMILY ROOM ENTERTAINMENT CORPORATION

                              -------------------


13.    MAJOR CUSTOMERS AND CONCENTRATIONS
       ----------------------------------

       The Company's revenues were derived from a limited number of customers in the motion picture industry in both 2002 and 2001. Following is an analysis of major customers for the years ended June 30, 2002 and 2001:

                                                            2002      2001
                                                            ----      ----

       Total number of customers                               2         5
       Number of customers accounting for more than 10%
         of total revenue                                      2         2
       Percentage of total revenue derived from largest
         customer                                             75%       47%
       Percentage of total revenue derived from second
         largest customer                                     25%       23%


14.    NON-CASH INVESTING AND FINANCING ACTIVITIES
       -------------------------------------------

During the years ended June 30, 2002 and 2001, the Company engaged in the following non-cash investing and financing activities:

                                                            2002         2001
                                                         ----------   ----------

       Notes payable repaid by surrender of certificate
         of deposit                                      $     -      $1,200,000

Unaudited Consolidated Condensed Financial Statements:

  Consolidated Condensed Balance Sheets at December 31,
    2002 (unaudited) and June 30, 2002                              F-23

  Unaudited Consolidated Condensed Statement of
    Operations for the six months and three months
    ended December 31, 2002 and 2001                                F-24

  Unaudited Consolidated Condensed Statement of
    Stockholders' Equity for the six months ended
    December 31, 2002                                               F-25

  Unaudited Consolidated Condensed Statement of Cash
    Flows for the six months ended December 31, 2002
    and 2001                                                        F-26

Notes to Unaudited Consolidated Condensed Financial
    Statements                                                      F-27 to F-31

                      FAMILY ROOM ENTERTAINMENT CORPORATION

                      CONSOLIDATED CONDENSED BALANCE SHEETS

                       DECEMBER 31, 2002 AND JUNE 30, 2002

                                    --------


                                                              DECEMBER 31,           JUNE 30,
                                                                  2002                 2002
                                                              -----------           -----------
     ASSETS                                                    (UNAUDITED)            (NOTE)
     -------

Cash and cash equivalents                                     $    12,626           $    27,822
Accounts receivable, net                                          192,396               131,239
Film costs, net                                                 1,595,463             1,801,918
Property and equipment, net                                        45,160                51,476
Prepaid expenses and other                                         57,139                 8,836
                                                              -----------           -----------

      Total assets                                            $ 1,902,784           $ 2,021,291
                                                              ===========           ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Notes payable                                                 $   996,350           $1,075,647
Accounts payable and accrued liabilities                          148,112               160,253
                                                              -----------           -----------

    Total liabilities                                           1,144,462             1,235,900
                                                              -----------           -----------

Commitments and contingencies

Stockholders' equity:
  Preferred stock; $.01 par value; 5,000,000 shares
    authorized; no shares issued and outstanding                     -                     -
  Common stock; $.01 par value; 200,000,000 shares
    authorized; 21,660,487 and 18,660,487 shares
    issued and outstanding at December 31, 2002
    and June 30, 2002, respectively                             2,166,049            1,866,049
  Additional paid in capital                                    9,947,165            9,777,165
  Deferred compensation                                           (28.000)             (37,333)
  Subscriptions receivable                                       (422,500)             (16,000)
  Accumulated deficit                                         (10,904,394)          (10,804,490)
                                                              -----------           -----------

    Total stockholders' equity                                    758,320               785,391
                                                              -----------           -----------

      Total liabilities and stockholders'
        equity                                                $ 1,902,784           $  2,021,291
                                                              ===========           ============




Note: The balance sheet at June 30, 2002 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.



              The accompanying notes are an integral part of these
             unaudited consolidated condensed financial statements.
                                      F-23

                      FAMILY ROOM ENTERTAINMENT CORPORATION

            UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

      FOR THE SIX MONTHS AND THREE MONTHS ENDED DECEMBER 31, 2002 AND 2001

                                   ----------


                                                       THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                           DECEMBER 31,                       DECEMBER 31,
                                                     ----------------------------       ----------------------------
                                                        2002              2001             2002              2001
                                                     ----------        ----------       ----------        ----------
Revenue:
  Film revenue                                       $  312,000        $  345,375       $  687,000        $  664,975
  Royalty revenue                                         6,250              -              12,500              -
  Other fees                                             13,500            23,529           18,000            23,529
                                                     ----------        ----------       ----------        ----------

    Total revenue                                       331,750           368,904          717,500           688,504
                                                     ----------        ----------       ----------        ----------

Operating cost:
  Amortization of film costs                            220,952           208,555          510,442          458,645
  Other direct operating costs                             -                 -               4,592              -
                                                     ----------        ----------       ----------        ----------
    Total operating costs                               220,952           208,555          515,034           458,645
                                                     ----------        ----------       ----------        ----------

      Gross profit                                      110,798           160,349          202,466           229,859

Selling, general and administrative                     153,292           221,505          299,367           405,617
                                                     ----------        ----------       ----------        ----------

      Loss from operations                              (42,494)          (61,156)         (96,901)         (175,758)
                                                     ----------        ----------       ----------        ----------

Other income (expenses):
  Interest income                                          -               51,157             -               218,017
  Interest expense                                         (918)           (2,500)          (3,003)           (2,500)
                                                     ----------        ----------       ----------        ----------

    Total other income (expenses), net                     (918)           48,657           (3,003)          215,517
                                                     ----------        ----------       ----------        ----------

Income (loss) before provision for
  income taxes                                          (43,412)          (12,499)         (99,904)           39,759

Provision for income taxes                                 -                3,627             -               11,529
                                                     ----------        ----------       ----------        ----------

Net income (loss)                                    $  (43,412)       $   (8,872)      $  (99,904)       $   28,230
                                                     ==========        ==========       ==========        ==========


Basic and diluted net income (loss)
  per common share                                   $    (0.00)       $    (0.00)      $    (0.00)       $     0.00
                                                     ==========        ==========       ==========        ==========
Basic and diluted weighted average
  number of common shares outstanding                20,527,154        18,245,487       19,960,487        18,245,487
                                                     ==========        ==========       ============================


              The accompanying notes are an integral part of these
             unaudited consolidated condensed financial statements.
                                      F-24

                      FAMILY ROOM ENTERTAINMENT CORPORATION

       UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY

                   FOR THE SIX MONTHS ENDED DECEMBER 31, 2002

                                   ----------

                                                                                         ADDITIONAL
                                            COMMON STOCK   PAID-IN      SUBSCRIPTION       DEFERRED     ACCUMULATED
                                SHARES        AMOUNT        CAPITAL      RECEIVABLE      COMPENSATION    DEFICIT          TOTAL
                            ------------  -------------- -------------  --------------  --------------  ------------- ------------

Balance at June 30, 2002     18,660,487   $  1,866,049   $  9,777,165   $    (16,000)   $    (37,333)   $(10,804,490) $    785,391

Subscription receivable       3,000,000        300,000        170,000       (422,500)              -               -        47,500

Payment of subscription
  Receivable                          -              -              -         16,000               -               -        16,000

Amortization of deferred
  compensation                        -              -              -              -           9,333               -         9,333

Net loss                              -              -              -              -               -         (99,904)      (99,904)
                            ------------  -------------- -------------  --------------  --------------  ------------- ------------
Balance at December 31,
 2002                        21,660,487      2,166,049   $  9,947,165   $   (422,500)   $    (28,000)   $(10,904,394  $    758,320
                            ============  ============== =============  ==============  ==============  ============= ============




              The accompanying notes are an integral part of these
             unaudited consolidated condensed financial statements.
                                      F-25

                      FAMILY ROOM ENTERTAINMENT CORPORATION

            UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

               FOR THE SIX MONTHS ENDED DECEMBER 31, 2002 AND 2001


                                   -----------


                                                             2002            2001
                                                          ----------       ----------
Cash flows from operating activities:
  Net income (loss)                                       $ (99,904)       $  37,102
  Adjustment to reconcile net income (loss) to net
    cash provided by operations                             106,040          (22,320)
                                                          ---------        ---------

      Net cash provided by operating activities               6,136           14,782
                                                          ---------        ---------

Cash flows from investing activities:
  Purchase of property and equipment                         (5,535)         (23,449)
                                                          ---------        ---------

      Net cash used by investing activities                  (5,535)         (23,449)
                                                          ---------        ---------

Cash flows from financing activities:
  Proceeds from notes payable and revolving line of
    credit                                                   95,703          604,056
  Proceeds from sale of common stock and collection
    of subscription receivable                               63,500            7,500
  Principal payment on note payable                        (175,000)        (325,000)
                                                          ---------        ---------

      Net cash used by financing activities                 (15,797)        (286,556)
                                                          ---------        ---------

Increase (decrease) in cash and cash equivalents            (15,196)        (295,223)

Cash and cash equivalents at beginning of period             27,822          332,593
                                                          ---------        ---------

Cash and cash equivalents at end of period                $  12,626        $  37,370
                                                          =========        =========



              The accompanying notes are an integral part of these
             unaudited consolidated condensed financial statements.
                                      F-26

                      FAMILY ROOM ENTERTAINMENT CORPORATION

         NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                            -----------------------


1.     BASIS OF PRESENTATION AND CRITICAL ACCOUNTING POLICIES
       ------------------------------------------------------

       GENERAL
       -------

       The unaudited consolidated condensed financial statements included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, pursuant to such rules and regulations. These un-audited consolidated condensed financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto of Family Room Entertainment Corporation(the "Company") included in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2002.

       In the opinion of management, the un-audited consolidated condensed financial information included herein reflect all adjustments, consisting only of normal, recurring adjustments, which are necessary for a fair presentation of the Company's financial position, results of operations and cash flows for the interim periods presented. The results of operations for the interim period presented herein is not necessarily indicative of the results to be expected for a full year or any other interim period.

       ACCOUNTING ESTIMATES
       --------------------

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Currently, these estimates mainly involve the valuation of film projects, expected future revenues on released projects that form the basis for amortization of those projects, useful lives of property and equipment valuation and of recoverability of deferred tax assets, and the valuation of common stock issued for compensation or other reasons.

       REVENUE RECOGNITION
       -------------------

       Revenue from the distribution of motion pictures is recognized as earned under the criteria established by SOP 00-2. The Company's revenue cycle is generally one to three years, with the expectation that substantially all revenue will be recognized in the first two years of individual motion pictures. In accordance with SOP 00-2, the Company considers revenue earned when all of the following have occurred:

     o    The Company has a valid sale or licensing agreement in place.
     o The motion picture is complete and in accordance with the agreement with the customer.
     o    The motion picture has been delivered or is deliverable.
     o    The license period has begun.
     o The revenue is fixed or determinable and collection is reasonably assured.

                      FAMILY ROOM ENTERTAINMENT CORPORATION

                                    --------



1.     BASIS OF PRESENTATION AND CRITICAL ACCOUNTING POLICIES, CONTINUED
       -----------------------------------------------------------------

       FILM COSTS
       ----------

       Film costs include costs to acquire, develop and/or produce feature motion pictures: mainly salaries, equipment, overhead, participation costs and exploitation costs. Production costs in excess of reimbursable amounts are capitalized. Once a film is released, any film production costs capitalized is amortized in the proportion that the revenue during the year for each film bears to the estimated revenue to be received from all sources under the individual film forecast method. Estimates of anticipated total gross revenues are reviewed periodically and revised when necessary. Unamortized film production costs are compared with net realizable value each reporting period on a film-by-film basis. If estimated gross revenues are not sufficient to recover the unamortized film production costs, the unamortized film production costs are written down to their estimated net realizable value.


2.     INCOME TAX
       ----------

       The difference between the Federal statutory income tax rate and the Company's effective income tax rate is primarily attributable to state income taxes, the effect of graduated rates and increases in the valuation reserve applied to deferred tax assets arising primarily from net operating losses.


3.     FILM COSTS
       ----------

      Film costs and related amounts capitalized at September 30, 2002, and related activity during the three months then ended were as follows:

      THREE MONTHS ENDED SEPTEMBER 30, 2002
      -------------------------------------

                                                                                     DEVELOPMENT
                                                                         IN            AND PRE-
                                                     RELEASED        PRODUCTION      PRODUCTION        TOTAL
                                                    ----------       ----------      ----------      ----------
      Net film cost balance at September
        30, 2002                                    $  971,924       $  155,670      $  446,393      $1,572,829

      Cost of acquiring film rights during
        the three months ended December 31,
        2002                                             3,125          178,037          62,425         243,586

     Transfers of film costs between cate-
       gories for the three months ended
        December 31, 2002                              190,845         (176,376)        (14,469)           -
                                                    ----------       ----------      ----------      ----------

        Net film cost balance before
          amortization and write-offs                1,165,894          157,331         494,329       1,816,415

      Less film cost amortization and write
        offs during the three months ended
        December, 31, 2002                             190,845            -              30,007         220,952
                                                    -----------      ---------       ----------      ----------

        Net film cost balance at December
         31, 2002                                   $  975,049       $  157,331      $  464,322      $1,595,463
                                                    ==========       ==========      ==========      ==========

                      FAMILY ROOM ENTERTAINMENT CORPORATION

                                   ----------


3.     FILM COSTS, CONTINUED
       ---------------------

       SIX MONTHS ENDED DECEMBER 31, 2002
       ----------------------------------

                                                                                     DEVELOPMENT
                                                                         IN            AND PRE-
                                                     RELEASED        PRODUCTION      PRODUCTION        TOTAL
                                                    ----------       ----------      ----------      ----------
      Net film cost balance at
       June 30, 2002                                $  966,924       $  152,000      $  682,994      $1,801,918

      Cost of acquiring film rights during
        the six months ended December 31,
        2002                                             7,783          183,707         112,498         303,988

      Transfers of film costs between cate-
        gories for the six months ended
        December 31, 2002                              190,845         (176,376)        (14,469)           -
                                                    ----------       ----------      ----------      ----------

      Total film costs incurred by the
        Company during the six months ended
        December 31, 2002                              198,628            7,331          98,029         303,988

      Net film cost balance before amorti-
          zation and write-offs                      1,165,552          159,331         781,023       2,105,906

       Less film cost amortization and write
         offs during the six months ended
        December 31, 2002                              190,845            2,000         317,497         510,442
                                                    ----------       ----------      ----------      ----------

      Net film cost balance at December 31,
        2002                                        $  974,707       $  157,331      $  463,526      $1,595,464
                                                    ==========       ==========      ==========      ==========


      Following is an analysis of film cost amortization and write-downs, by project and project type, for the three and six months ended December 31, 2002 and 2001 with an analysis for the year ended June 30, 2002 added for reference:

                                                       THREE MONTHS ENDED               SIX MONTHS ENDED
                                                          DECEMBER 31,                    DECEMBER 31,
                                                     -----------------------         -----------------------
                                                        2002            2001            2002            2001
                                                     ---------       ----------      ----------      ----------
      RELEASED PROJECTS-AMORTIZATION

      Good Advice                                    $     -         $  150,000      $     -         $  300,000
      Held for Ransom                                      -               -               -               -
      Speedway Junkie                                      -             51,000            -            101,252
      Narc                                                 -               -               -               -
      Ticker                                               -               -               -               -
      Other projects less than
         $10,000                                           -              1,050            -              1,399
                                                     ----------      ----------      ----------      ----------

        Totals                                             -            201,089            -            402,551
                                                     ----------      ----------      ----------      ----------

       IN-PRODUCTION

      Out for A Kill                                    190,845            -            190,845            -
                                                     ----------      ----------      ----------      ----------

        Totals                                          190,845            -            190,845            -
                                                     ----------      ----------      ----------      ----------


                      FAMILY ROOM ENTERTAINMENT CORPORATION

                                   ----------


3.  FILM COSTS, CONTINUED
    ---------------------

                                                       THREE MONTHS ENDED               SIX MONTHS ENDED
                                                          DECEMBER 31,                    DECEMBER 31,
                                                     --------------------------      --------------------------
                                                        2002            2001            2002            2001
                                                     ---------       ----------      ----------      ----------

       PROJECTS IN DEVELOPMENT OR PRE-PRODUCTION-WRITE OFFS

      Devil & Daniel Webster                              2,040            -            288,484            -
      Half Past Dead                                      1,730             767           1,730          19,852
      Street Pirates                                       -               -               -               -
      Grizzly Wilderness
        Adventure                                          -               -               -               -
      Other projects less than
        $10,000                                          26,237           6,699          29,289          46,242
                                                     ----------      ----------      ----------      ----------

        Totals                                           30,007           7,466         292,497          56,094
                                                     ----------      ----------      ----------      ----------

      Total all projects                             $  220,952      $  250,090      $  510,442      $  458,645
                                                     ==========      ==========      ==========      ==========

      The material films included in the net film costs at September 30, 2002 and June 30, 2002 are as follows:

                                                     DECEMBER  31,      JUNE 30,
                                                         2002             2002
                                                     -------------     ---------

       Good Advice                                        43%              33%
       Devil & Daniel Webster                              -               15
       Ticker                                              -                5
       After Sex                                           6                6
       Held for Ransom                                    10                9
       Speedway Junkie                                     7                6
       Shottas                                            10                8
       Badge                                               5                -
       Other projects less than 5%                        19               18
                                                     -------------     ---------

       Totals                                            100%             100%
                                                     =============     =========


     All write-offs during the three months ended September 30, 2002 and 2001 were the result of management's decisions to abandon the projects. Management's decisions were based on their analysis of the anticipated economic benefit from each project. Management believes that on the average, projects currently in release will be amortized within three years.

                      FAMILY ROOM ENTERTAINMENT CORPORATION

                                   ----------


4.     REVENUE
       -------

       Following is an analysis of film revenues, by project and other revenues for the three months and six months ended December 31, 2002 and 2001:

                                                       THREE MONTHS ENDED              SIX MONTHS ENDED
                                                          DECEMBER 31,                   DECEMBER 31,
                                                     --------------------------     -------------------------
                                                        2002            2001           2002           2001
                                                     ----------      ----------     ----------     ----------
       FILM REVENUE:

       Film Production

         Speedway Junkie                             $     -         $  250,000     $     -        $  250,000
         Devil and Daniel Webster                          -               -           375,000        250,000
                                                     ----------      ----------     ----------     ----------

           Total film production                           -            250,000        375,000        500,000
                                                     ----------      ----------     ----------     ----------

       Producer Fees

         Try Seventeen                                     -               -              -            60,000
         Cutaway                                           -             70,000           -            70,000
         Narc                                              -             16,000           -            16,000
         Speedway Junkie
         Devil and Daniel Webster                          -               -              -            60,000
         In God We Trust                                   -               -              -            18,975
         Out for a Kill                                 300,000           9,375        300,000           -
         Wounderland                                     12,000            -            12,000           -
                                                     ----------      ----------      ---------     ----------

           Total producer fees                          312,000          95,375        312,000        164,975
                                                     ----------      ----------     ----------     ----------

             Total film revenue                         312,000         345,375        687,500        664,975
                                                     ----------      ----------     ----------     ----------

       ROYALTY REVENUES                                   6,250            -            12,500           -
                                                     ----------      ----------     ----------     ----------

       OTHER FEES:

         Miscellaneous                                   12,000            -            16,000           -
         Overhead Fees                                    1,500          23,529          2,000         23,529
                                                     ----------      ----------     ----------     ----------

           Total other fees                              13,500          23,529         18,000         23,529
                                                     ----------      ----------     ----------     ----------

               Total revenue                         $  331,750      $  368,904     $  717,500     $  688,504
                                                     ==========      ==========     ==========     ==========


PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS
-------------------------------------------------

INDEMNIFICATION OF DIRECTORS AND OFFICER

         Section 53-12-2E of the New Mexico Statutes Annotated 1978 provides in general that a company's articles of incorporation may provide that a director shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director unless: (1) the director has breached or failed to perform the duties of the director's office in compliance with Subsection B of Section 53-11-35 NMSA 1978; and (2) the breach or failure to perform constitutes: (a) negligence, willful misconduct or recklessness in the case of a director who has either an ownership interest in the corporation or receives in his capacity as a director or as an employee of the corporation compensation of more than two thousand dollars ($2,000) from the corporation in any calendar year; or (b) willful misconduct or recklessness in the case of a director who does not have an ownership interest in the corporation and does not receive in his capacity as director or as an employee of the corporation compensation of more than two thousand dollars ($2,000) from the corporation in any calendar year. Such a provision in the articles of incorporation shall, however, only eliminate the liability of a director for action taken as a director or any failure to take action as a director at meetings of the board of directors or of a committee of the board of directors or by virtue of action of the directors without a meeting pursuant to Section 53-11-43 NMSA 1978, on or after the date when such provision in the articles of incorporation becomes effective.

         Article XVI of the Company's Article of Incorporation provide that the Company shall indemnify each director and each officer, his heirs, executors and administrators, against expenses reasonably incurred or liability incurred by him in connection with any action, suite or proceeding to which ha may be made a party by reason of his being or having been a Director or officer of the corporation, except in relation (i) to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for fraud or misconduct, and (ii) to liabilities under the Securities Act of 19333, as amended, or other applicable securities laws. In the event of a settlement before or after action or suite, indemnification shall be provided only in connection with such matters covered by the settlement as to which the corporation is advised by counsel that the person to be indemnified was not guilty of such fraud or misconduct. The foregoing right of indemnification shall not exclude other rights to which he may be entitled.

Commission Policy

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Related to the securities being registered. The expenses shall be paid by the Registrant.

SEC Registration Fee                        $     809.20
Printing and Engraving Expenses             $   5,000.00
Legal Fees and Expenses                     $  20,000.00
Accounting Fees and Expenses                $  15,000.00
Transfer Agent Fees                         $   5,000.00
Blue Sky Fees                               $   1,000.00
Miscellaneous                               $   5,000.00
                                            ---------------
Total                                       $  51,809.20

RECENT SALES OF UNREGISTERED SECURITIES

         During March through April, 2000, FMLY issued 5,160,000 restricted shares of FMLY's common stock to various investors pursuant to the exemption to registration provided under Rule 503 of Regulation D of the Securities Act of 1933, as amended. These shares were sold at $.50 per share (sale price was arbitrarily set by FMLY's management). FMLY received gross proceeds of $2,580,000 from the offering.

EXHIBITS
Exhibit
Number      Description
-----       -----------

2.1  (1)    Articles of Incorporation dated May 15, 1969.
2.2  (1)    Amended Articles of Incorporation dated June 30, 1977.
2.3  (1)    Amended Articles of Incorporation dated January 2, 1981
2.4         Amended Articles of Incorporation dated April 24, 2000
2.5         Amended Articles of Incorporation dated December 5, 2001
2.6  (1)    By-Laws of the Company.
4.1         Executed Warrant Agreement No.1 with Alpha Capital
            Aktiengesellschaft
4.2         Executed Warrant Agreement No.2 with Alpha Capital
            Aktiengesellschaft
5.1           Opinion re: Legality
10.1        Executed 10% Convertible Debenture with Alpha Capital
            Aktiengesellschaft
10.2        Executed Subscription Agreement - January 10, 2003
23.1        Consent of Counsel, Owen Naccarato (included in Exhibit 5.1.1)
23.2        Consent of independent auditors Ham, Langston & Brezina, L.L.P.

(1) Previously filed on Form S-2 April 3, 1987, File No. 33-13165


UNDERTAKINGS

The undersigned registrant hereby undertakes that it will:

Undertaking  (a)

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ('230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Undertaking (e)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Los Angeles, CA, 90046.

Registrant:       Family Room Entertainment Corporation

Signature                     Title                              Date
---------                     -----                              -----

By:  /s/George Furla       President, Chief Operating Officer    March 11, 2003
     ---------------------
     George Furla          Director, and Chief Accounting Officer


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:


Signature                   Title                                 Date
---------                   -----                                 ----

By:      /s/George Furla    President, Chief Operating Officer    March 11, 2003
         ------------------
         George Furla       Director, and Chief Accounting Officer


By:      /s/ Randall Emmett Director, Chief Operating Officer     March 11, 2003
         ------------------
         Randall Emmett     Assistant Secretary

EXHIBITS
Exhibit
Number      Description
-----       -----------

2.1  (1)    Articles of Incorporation dated May 15, 1969.
2.2  (1)    Amended Articles of Incorporation dated June 30, 1977.
2.3  (1)    Amended Articles of Incorporation dated January 2, 1981
2.4         Amended Articles of Incorporation dated April 24, 2000
2.5         Amended Articles of Incorporation dated December 5, 2001
2.6  (1)    By-Laws of the Company.
4.1         Executed Warrant Agreement No.1 with Alpha Capital
            Aktiengesellschaft
4.2         Executed Warrant Agreement No.2 with Alpha Capital
            Aktiengesellschaft
5.1           Opinion re: Legality
10.1        Executed 10% Convertible Debenture with Alpha Capital
            Aktiengesellschaft
10.2        Executed Subscription Agreement - January 10, 2003
23.1        Consent of Counsel, Owen Naccarato (included in Exhibit 5.1.1)
23.2        Consent of independent auditors Ham, Langston & Brezina, L.L.P.

(1) Previously filed on Form S-2 April 3, 1987, File No. 33-13165


                                       1
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